UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Soliciting Material Pursuant to ss.240.14a-12

PROVIDENT FINANCIAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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239 Washington Street
Jersey City, New Jersey 07302

Dear Fellow Stockholder:

I am pleased to invite you to attend the 2018 Annual Meeting of Stockholders of Provident Financial Services, Inc., which will be held on Thursday, April 26, 2018, at 10:00 a.m., local time, at the Renaissance Woodbridge Hotel, 515 U.S. Highway 1 South, Iselin, New Jersey.

At our Annual Meeting you will be asked to elect two directors, approve on an advisory (non-binding) basis the compensation paid to our named executive officers, and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Your vote is very important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, I encourage you to promptly submit your vote by Internet, telephone or mail, as applicable, to ensure that your shares are represented at our Annual Meeting.

On behalf of the board of directors, officers and employees of Provident Financial Services, Inc., I thank you for your continued support.

Sincerely,

Christopher Martin
Chairman, President and Chief Executive Officer
March 16, 2018

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Notice of Annual Meeting of Stockholders

Thursday, April 26, 2018

10:00 a.m., Local Time

Renaissance Woodbridge Hotel,

515 U.S. Highway 1 South, Iselin, New Jersey

NOTICE IS HEREBY GIVEN THAT the 2018 Annual Meeting of Stockholders of Provident Financial Services, Inc. will be held at the Renaissance Woodbridge Hotel, 515 U.S. Highway 1 South, Iselin, New Jersey, on Thursday, April 26, 2018, at 10:00 a.m., local time, to consider and vote upon the following matters:

1.	The election of two persons named in the attached Proxy Statement to serve as directors, each for a three-year term.
2.	An advisory (non-binding) vote to approve the compensation paid to our named executive officers.
3.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018.
4.	The transaction of such other business as may properly come before the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

The board of directors of Provident Financial Services, Inc. established March 1, 2018 as the record date for determining the stockholders who are entitled to notice of, and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Your vote is very important. Please submit your proxy as soon as possible via the Internet, telephone or mail, as applicable. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously mailed or delivered a signed proxy or voted by Internet or telephone.

Jersey City, New Jersey
March 16, 2018	By Order of the Board of Directors

John Kuntz, Esq.
Corporate Secretary

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Internet Availability of Proxy Materials

We are relying upon a U.S. Securities and Exchange Commission rule that allows us to furnish proxy materials to stockholders over the Internet. As a result, beginning on or about March 16, 2018, we sent by mail or e-mail a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders, over the Internet and how to vote. Internet availability of our proxy materials is designed to expedite receipt by stockholders and lower the cost and environmental impact of our Annual Meeting. However, if you received such a notice and would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice Regarding the Availability of Proxy Materials.

If you received your proxy materials via e-mail, the e-mail contains voting instructions, including a control number required to vote your shares, and links to the Proxy Statement and the Annual Report to Stockholders on the Internet. If you received your proxy materials by mail, the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are enclosed.

If you hold our common stock through more than one account, you may receive multiple copies of these proxy materials and will have to follow the instructions for each in order to vote all of your shares of our common stock.

Important Notice Regarding the Availability of Proxy Materials

For the 2018 Annual Meeting of Stockholders to be Held on April 26, 2018:

Our Proxy Statement and 2017 Annual Report to Stockholders are available at

www.proxyvote.com

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General Information

The board of directors of Provident Financial Services, Inc. (“Provident” or “company”) is soliciting proxies for our 2018 Annual Meeting of Stockholders, and any adjournment or postponement of the meeting (“Annual Meeting”). The Annual Meeting will be held on Thursday, April 26, 2018 at 10:00 a.m., local time, at the Renaissance Woodbridge Hotel, 515 U.S. Highway 1 South, Iselin, New Jersey.

A Notice Regarding the Availability of Proxy Materials is first being sent to our stockholders on March 16, 2018.

The 2018 Annual Meeting of Stockholders

Date, Time and Place: Our Annual Meeting of Stockholders will be held on April 26, 2018, 10:00 a.m., local time, at the Renaissance Woodbridge Hotel, 515 U.S. Highway 1 South, Iselin, New Jersey

Record Date: March 1, 2018.

Shares Entitled to Vote: 66,823,421 shares of Provident common stock were outstanding on the record date and are entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting: To consider and vote on the election of two directors, an advisory (non-binding) vote to approve the compensation paid to our named executive officers, and the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Vote Required: Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is withheld. The advisory vote to approve executive compensation and the ratification of KPMG LLP as our independent registered public accounting firm are each determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN”.

Board Recommendation: Our board of directors recommends that stockholders vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” approval of the compensation paid to our named executive officers, and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Provident: Provident is a Delaware corporation and the bank holding company for Provident Bank, an FDIC-insured New Jersey-chartered capital stock savings bank that operates a network of full-service branch offices throughout northern and central New Jersey and eastern Pennsylvania. Our principal executive offices are located at 239 Washington Street, Jersey City, New Jersey 07302. Our telephone number is (732) 590-9200.

Who Can Vote

March 1, 2018 is the record date for determining the stockholders of record who are entitled to vote at the Annual Meeting. On March 1, 2018, 66,823,421 shares of Provident common stock, par value of $0.01 per share, were outstanding and held by approximately 4,935 holders of record. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting.

How Many Votes You Have

Each holder of shares of our common stock outstanding on March 1, 2018 will be entitled to one vote for each share held of record. However, our certificate of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then outstanding shares of our common stock are not entitled to vote any of the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate of, as well as by any person acting in concert with, such person or entity.

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Matters to Be Considered

The purpose of the Annual Meeting is to elect two directors, vote on an advisory basis on executive compensation, and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018. We may adjourn or postpone the Annual Meeting for the purpose of allowing additional time to solicit proxies.

Our board of directors is not aware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, we intend that shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies in their best judgment.

How to Vote

You may vote your shares:

●	In person at the Annual Meeting. All stockholders of record may vote in person at the Annual Meeting. Beneficial owners may vote in person if they have a legal proxy from their bank or broker.
●	By telephone or Internet (see the instructions at www.proxyvote.com). Beneficial owners may also vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will include the instructions with the proxy materials.
●	By written proxy. All stockholders of record can vote by written proxy card. If you received a printed copy of this Proxy Statement, you may vote by signing, dating and mailing the enclosed Proxy Card, or if you are a beneficial owner, you may request a voting instruction form from your bank or broker.

If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the election of the two nominees for director, “FOR” approval of the executive compensation paid to our named executive officers, and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Participants in Provident Benefit Plans

If you are a participant in our Employee Stock Ownership Plan or 401(k) Plan, or any other benefit plans sponsored by us through which you own shares of our common stock, you will have received a Notice Regarding the Availability of Proxy Materials by e-mail. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of our common stock allocated to his or her plan account. If you own shares through any of these plans and you do not vote by April 22, 2018, the respective plan trustees or administrators will vote your shares in accordance with the terms of the respective plans.

Quorum and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (unvoted proxies submitted by a bank or broker) will be counted for the purpose of determining whether a quorum is present.

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is “Withheld.” The advisory vote on executive compensation and the ratification of the appointment of our independent registered public accounting firm are each determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “Abstain.”

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Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. You may revoke your proxy by:

●	submitting a written notice of revocation to our Corporate Secretary prior to the voting of such proxy;
●	submitting a properly executed proxy bearing a later date;
●	voting again by telephone or Internet (provided such new vote is received on a timely basis); or
●	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Provident Financial Services, Inc.

100 Wood Avenue South

P.O. Box 1001

Iselin, New Jersey 08830-2727

Attention: John Kuntz

                 Corporate Secretary

If your shares are held in street name, you should follow your bank’s or broker’s instructions regarding the revocation of proxies.

Solicitation of Proxies

Provident will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, we will request that banks, brokers and other holders of record send proxies and proxy materials to the beneficial owners of our common stock and secure their voting instructions, if necessary. We will reimburse such holders of record for their reasonable expenses in taking those actions. Laurel Hill Advisory Group, LLC will assist us in soliciting proxies, and we have agreed to pay them a fee of $7,500 plus reasonable expenses for their services. If necessary, we may also use several of our employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile, e-mail or letter.

Householding

Unless you have provided us contrary instructions, we have sent a single copy of these proxy materials to any household at which one or more stockholders reside if we believe the stockholders are members of the same household. Each stockholder in the household will receive a separate Proxy Card. This process, known as “householding,” reduces the volume of duplicate information and helps reduce our expenses. If you would like to receive your own set of proxy materials, please follow these instructions:

●	If your shares are registered in your own name, contact our transfer agent and inform them of your request to revoke householding by calling them at 1-888-542-1061, or by writing them at Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
●	If a bank, broker or other nominee holds your shares, contact your bank, broker or other nominee directly.

Recommendation of the Board of Directors

Your board of directors recommends that you vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” approval of the compensation paid to our named executive officers, and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Security Ownership of Certain Beneficial Owners and Management

Persons and groups who beneficially own in excess of five percent of Provident’s issued and outstanding shares of common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) regarding such beneficial ownership. The following table shows, as of March 1, 2018, certain information as to persons who beneficially owned more than five percent of the issued and outstanding shares of our common stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the issued and outstanding shares of our common stock as of March 1, 2018.

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Principal Stockholders

Name and Address of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding(1)

Provident Bank Employee Stock
Ownership Plan Trust
GreatBanc Trust Company, Trustee
801 Warrenville Road, Suite 500
Lisle, Illinois 60532	4,030,233	(2)	6.0%

Dimensional Fund Advisors LP
Building One
6300 Bee Cave Road
Austin, Texas 78746	5,630,564	(3)	8.4%

BlackRock, Inc.
55 East 52nd Street
New York, New York 10055	8,069,971	(4)	12.1%

The Vanguard Group
100 Vanguard Boulevard
Malvern, Pennsylvania 19355	5,843,479	(5)	8.7%

(1)	Based on 66,823,421 shares of Provident common stock outstanding as of March 1, 2018.
(2)	This information is based on Amendment No. 14 to Schedule 13G filed with the SEC on February 1, 2018 by GreatBanc Trust Company, as Trustee on behalf of Provident Bank Employee Stock Ownership Plan Trust. According to the filing, Provident Bank Employee Stock Ownership Plan Trust had: (i) sole power to vote or direct the vote of 1,980,539 shares of Provident common stock; (ii) shared power to vote or direct the vote of 2,049,694 shares of Provident common stock; (iii) sole power to dispose or direct the disposition of 3,816,055 shares of Provident common stock; and (iv) shared power to dispose or direct the disposition of 214,178 shares of Provident common stock.
(3)	This information is based on Amendment No. 10 to Schedule 13G filed with the SEC on February 9, 2018 by Dimensional Fund Advisors LP.
(4)	This information is based on Amendment No. 9 to Schedule 13G filed with the SEC on January 19, 2018 by BlackRock, Inc.
(5)	This information is based on Amendment No. 6 to Schedule 13G filed with the SEC on February 12, 2018 by The Vanguard Group.

Management

The following table shows certain information about shares of our common stock owned by each nominee for election as director, each incumbent director whose term of office continues following the Annual Meeting, each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement, and all nominees, incumbent directors and executive officers as a group, as of March 1, 2018.

Name	Position(s) held with Provident Financial Services, Inc. and/or Provident Bank	Shares Owned Directly and Indirectly(1)		Shares Subject to Stock Options(2)	Beneficial Ownership	Percent of Class(3)	Unvested Stock Awards included in Beneficial Ownership
Nominees

Christopher Martin	Chairman, President and Chief Executive Officer	486,946	(4)	362,908	849,854	1.3%	—

John Pugliese	Director	87,458		—	87,458	*	—

Incumbent Directors

Robert Adamo	Director	5,861		—	5,861	*	—

Thomas W. Berry	Director	93,749		—	93,749	*	—

Laura L. Brooks	Director	58,830		—	58,830	*	—

Frank L. Fekete	Director	62,602		—	62,602	*	—

Terence Gallagher	Director	14,056		—	14,056	*	—

Matthew K. Harding	Director	27,982		—	27,982	*	—

Carlos Hernandez	Director	80,048		—	80,048	*	—

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Name	Position(s) held with Provident Financial Services, Inc. and/or Provident Bank	Shares Owned Directly and Indirectly(1)	Shares Subject to Stock Options(2)	Beneficial Ownership		Percent of Class(3)	Unvested Stock Awards included in Beneficial Ownership

Executive Officers Who are Not Directors

Donald W. Blum**	Executive Vice President and Chief Lending Officer	89,078	10,507	99,585		*	2,974

John Kuntz	Executive Vice President and Chief Administrative Officer	94,864	4,668	99,532		*	3,257

Thomas M. Lyons	Executive Vice President and Chief Financial Officer	154,438	1,636	156,074		*	18,495

Michael A. Raimonde**	Executive Vice President and Director of Retail Banking	35,201	—	35,201		*	2,658

All directors and executive officers as a group (20 persons)		1,608,534	402,627	2,011,16	(5)	3.0%	48,813

*	Less than 1%
**	Not officers of Provident Financial Services, Inc.
(1)	The amounts shown for executive officers include shares held in our 401(k) Plan and shares allocated to the executive officer in our Employee Stock Ownership Plan (“ESOP”) as follows:

Name	401(k) Plan Shares	ESOP Shares

Christopher Martin	145,993	14,177

Donald W. Blum	6,461	18,075

John Kuntz	4,696	17,788

Thomas M. Lyons	37,627	12,407

Michael A. Raimonde	8,465	8,586

All executive officers as a group (11 persons)	214,264	108,773

(2)	Includes shares underlying stock options that are presently exercisable or will become exercisable within 60 days of March 1, 2018.
(3)	Based on 66,823,421 shares of Provident common stock outstanding as of March 1, 2018. Shares subject to stock options that are presently exercisable or will become exercisable within 60 days of March 1, 2018 are deemed outstanding for computing the percentage ownership of the person holding such stock options, but are not deemed outstanding for purposes of computing the percentage ownership of other persons.
(4)	Includes 17,785 shares held by Mr. Martin in the First Savings Bank Directors’ Deferred Fee Plan.
(5)	Includes shares held by a director whose term of office will expire at the Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and anyone holding 10% or more of our common stock (reporting persons) to file reports with the SEC showing the holdings of, or transactions in, our common stock.

Based solely on a review of copies of such reports, and written representations from each such reporting person that no other reports were required, we believe that in 2017 all reporting persons filed the required reports on a timely basis under Section 16(a).

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Proposal 1 Election of Directors

General

Our board of directors currently consists of ten members and is divided into three classes, with one class of directors elected each year. Each member of our board of directors also serves as a director of Provident Bank. Directors are elected to serve for a three-year term and until their respective successors shall have been elected and qualified. A director is not eligible to be elected or appointed to either board of directors after reaching age 73.

Two directors will be elected at the Annual Meeting to serve for a three-year term and until their respective successors shall have been elected and qualified. On the recommendation of our Governance/Nominating Committee, our board of directors nominated Christopher Martin and John Pugliese for election as directors at the Annual Meeting.

All of the nominees for election at the Annual Meeting currently serve as directors of Provident and Provident Bank, and each of them was previously elected by our stockholders. No arrangements or understandings exist between any nominee and any other person pursuant to which any such nominee was selected. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by each fully executed Proxy Card will be voted “FOR” the election of all nominees.

Each of the nominees has consented to be named a nominee. In the event that any nominee is unable to serve as a director, the persons named as proxies will vote with respect to a substitute nominee designated by our current board of directors. At this time, we know of no reason why any of the nominees would be unable or would decline to serve, if elected.

The Board of Directors Recommends a Vote “FOR” The Election of the Nominees for Director Named in this Proxy Statement.

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Board of Directors

Our board of directors is comprised of individuals with considerable and varied business experiences, backgrounds, skills and qualifications. Collectively, they have a strong knowledge of our company’s business and markets and are committed to enhancing long-term stockholder value.

Our Governance/Nominating Committee is responsible for identifying and selecting director candidates who meet the evolving needs of our board of directors. Director candidates must have the highest personal and professional ethics and integrity. Additional criteria weighed by the Governance/Nominating Committee in the director identification and selection process include the relevance of a candidate’s experience to our business, enhancement of the diversity of experience of our board, the candidate’s independence from conflict or direct economic relationship with our company, and the candidate’s ability and willingness to devote the proper time to prepare for, attend and participate in meetings. The Governance/Nominating Committee also takes into account whether a candidate satisfies the criteria for independence under our Independence Standards and the New York Stock Exchange listing standards, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether the candidate qualifies as an Audit Committee financial expert.

While the Governance/Nominating Committee does not have a formal policy regarding diversity on our board of directors, consideration is given to nominating persons with different perspectives and experience to enhance the deliberation and strategic decision-making processes of our board of directors.

The following table states the name, the year service as a director commenced, and the term expiration date for each of our nominees for election as directors and each incumbent director whose term of office continues following the Annual Meeting.

Name	Position(s) held with Provident Financial Services, Inc. and Provident Bank	Director Since(1)	Expiration of Term

Nominees

Christopher Martin	Chairman, President and Chief Executive Officer	2005	2018

John Pugliese	Director	2014	2018

Incumbent directors

Robert Adamo	Director	2016	2020

Thomas W. Berry	Director	2005	2019

Laura L. Brooks	Director	2006	2020

Frank L. Fekete	Director	1995	2019

Terence Gallagher	Director	2010	2020

Matthew K. Harding	Director	2013	2019

Carlos Hernandez	Director	1996	2020

(1)	Includes initial appointment to the board of directors of Provident Bank in the case of Messrs. Fekete and Hernandez.

The age and business experience of each of our nominees for election as directors and the incumbent directors whose term of office continues following the Annual Meeting, and directorships held by them with other public companies during the past five years, as well as their qualifications, attributes and skills that led our board of directors to conclude that each such person should serve as a director are as follows:

Robert Adamo

Age 63

Mr. Adamo retired from the international public accounting and consulting firm of Deloitte LLP after a 40-year career where he served as a senior partner and as a member of the board of directors. He currently serves on the board of directors of Greater New York Councils-Boy Scouts of America. Mr. Adamo is a certified public accountant and his diverse background and broad experience in public accounting enhances our board of directors’ oversight of financial reporting and disclosure issues, and he qualifies as an Audit Committee financial expert.

Thomas W. Berry

Age 70

Mr. Berry retired from investment banking in 1998 after a 26-year career with Goldman Sachs & Co. where he served as a partner since 1986. Mr. Berry is a director of the Hyde and Watson Foundation. He has an extensive financial background and considerable experience in investment banking, as well as a strong knowledge of the capital markets, which are valuable to our board of directors in its assessment of Provident’s sources and uses of capital.

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Laura L. Brooks

Age 65

Ms. Brooks is retired. She previously served as Vice President-Risk Management and Chief Risk Officer of PSEG in Newark, New Jersey since November 2002. Prior to November 2002, she was Vice President-Risk Management of PG&E in San Francisco, California. She serves on the Advisory Board for the Enterprise Risk Management Program at North Carolina State University. She is a former member of the board of directors of the National Association of Corporate Directors-New Jersey Chapter, and former Chair of the board of trustees of Philip’s Education Partners. Ms. Brooks’ extensive background in enterprise risk management provides a valuable resource to our board of directors in meeting its responsibility for risk management oversight.

Frank L. Fekete

Age 66

Mr. Fekete is a certified public accountant and the Managing Partner of the accounting firm of Mandel, Fekete & Bloom, CPAs, located in Jersey City, New Jersey. He serves on the board of trustees of St. Peter’s University, Hackensack Meridian Health Network, and John Cabot University, Rome, Italy. He has over 35 years of public accounting experience, including supervision of audits of public companies. This experience benefits our board of directors in its oversight of financial reporting and disclosure issues, and Mr. Fekete qualifies as an Audit Committee financial expert.

Terence Gallagher

Age 62

Mr. Gallagher is President and a former member of the board of directors of Battalia Winston, a national executive search firm headquartered in New York, New York. He has served on the Americas Board for the Association of Executive Search Consulting Firms and the Advisory Committee for the National Association of Corporate Directors-New Jersey Chapter. Mr. Gallagher’s considerable background in human resources, management succession planning, executive recruitment and retention and executive compensation provides our board of directors valuable experience.

Matthew K. Harding

Age 54

Mr. Harding is President and Chief Operating Officer and a member of the board of directors of Levin Management Corporation, a leading retail real estate services firm. Prior to 2001, he served as the firm’s Senior Vice President and Deputy Chief Operating Officer. Mr. Harding serves as Vice President of The Philip and Janice Levin Foundation. Mr. Harding’s experience provides our board of directors with a comprehensive understanding of the real estate markets from a competitive and a credit risk perspective.

Carlos Hernandez

Age 68

Mr. Hernandez is retired. He previously served as President of New Jersey City University, located in Jersey City, New Jersey. As a local civic leader, he has served, and continues to serve on many local not-for-profit boards and brings to our board of directors an extensive knowledge of local markets and the communities served by Provident.

Christopher Martin

Age 61

Mr. Martin has served as Chairman since April 2010 and as President and Chief Executive Officer of Provident and Provident Bank since September 2009. Prior to that time, he was President and Chief Operating Officer of Provident Bank since January 2007, and he was President of Provident and Provident Bank since July 2004. He serves on the board of directors of the Federal Home Loan Bank of New York and the New Jersey Bankers Association. Mr. Martin’s extensive banking experience and knowledge of financial markets enhance the breadth of experience of our board of directors.

John Pugliese

Age 58

Mr. Pugliese is President of Motors Management Corporation which provides management oversight and direction to one of the top automobile dealership groups in the country. Prior to that, he served as EVP and Head of Retail Banking for the Bank of New York Mellon. Mr. Pugliese serves as Chairman of the board of directors of Buzz Points (formerly Fisoc, Inc.,) a company that provides services and products to community banks and credit unions. He formerly served on the board of directors of Vertose Company Ltd. He previously served as Chairman of the Better Business Bureau of Metropolitan New York, and as Chairman of Team Capital Bank, as well as on the Board of Regents of St. Peter’s University. Mr. Pugliese’s extensive banking and management experience and knowledge of the retail credit markets enhances the overall experience and qualifications of our board of directors.

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Executive Officers

The age and business experience of Provident’s executive officers who are not directors are as follows:

Donald W. Blum

Age 61

Mr. Blum has been Executive Vice President and Chief Lending Officer of Provident Bank since January 2005.

James A. Christy

Age 50

Mr. Christy has been Executive Vice President and Chief Risk Officer of Provident Bank since February 2018, and prior to that time he was Senior Vice President and Chief Risk Officer since January 2012. He previously served as Senior Vice President & General Auditor since January 2009.

Brian Giovinazzi

Age 63

Mr. Giovinazzi has been Executive Vice President and Chief Credit Officer of Provident Bank since December 2008.

John Kamin

Age 60

Mr. Kamin has been Executive Vice President and Chief Information Officer of Provident Bank since May 2017, and prior to that time, he was Executive Vice President and Chief Information Officer of Old National Bank located in Evansville, Indiana since 2011.

Janet D. Krasowski

Age 65

Ms. Krasowski has been Executive Vice President and Chief Human Resources Officer of Provident Bank since January 2012.

John Kuntz

Age 62

Mr. Kuntz has been Executive Vice President, General Counsel and Corporate Secretary of Provident since January 2003, and has been Executive Vice President and Chief Administrative Officer of Provident Bank since January 2011.

Thomas M. Lyons

Age 53

Mr. Lyons has been Executive Vice President and Chief Financial Officer of Provident and Provident Bank since January 2011.

Valerie O. Murray

Age 43

Ms. Murray is President of Beacon Trust Company, a wholly owned subsidiary of Provident Bank, and Senior Vice President and Chief Wealth Management Officer of Provident Bank since February 2017. She previously served as Chief Operating Officer of Beacon Trust Company since January 2016, and prior to that time, she served as Executive Managing Director and Vice President of Beacon Trust Company since 2011.

Frank S. Muzio

Age 64

Mr. Muzio has been Executive Vice President and Chief Accounting Officer of Provident Bank since February 2018, and prior to that time, he served as Senior Vice President and Chief Accounting Officer since 2011.

Michael A. Raimonde

Age 65

Mr. Raimonde has been Executive Vice President and Director of Retail Banking of Provident Bank since January 2011.

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Corporate Governance Matters

Our board of directors and management are committed to maintaining sound corporate governance principles and the highest standards of ethical conduct. We are in compliance with applicable corporate governance laws and regulations.

Board of Directors Meetings and Committees

Our board of directors meets quarterly, or more often as may be necessary. The board of directors met eight times in 2017. There are four standing committees of the board of directors: the Audit, Compensation, Risk and Governance/Nominating Committees. The board of directors of Provident Bank meets monthly at least 11 times a year, as required by New Jersey banking law.

All directors attended no fewer than 75% of the total number of meetings held by the board of directors and all committees of the board on which they served (during the period they served) in 2017. When the Provident and Provident Bank board of directors and committee meetings are aggregated, all directors attended no fewer than 75% of the aggregated total number of meetings in 2017. We have a policy requiring each director to attend the Annual Meeting of Stockholders. All persons serving on the board of directors at the time of the Annual Meeting of Stockholders held on April 27, 2017 attended the meeting.

Board Leadership Structure

Our board of directors believes that combining the Chairman and Chief Executive Officer positions, together with the appointment of an independent Lead Director, is the appropriate board leadership structure for our company. Carlos Hernandez currently serves as the Lead Director. Our board of directors has determined that the Chief Executive Officer is most knowledgeable about our business and corporate strategy, and is in the best position to lead the board of directors, especially in relation to its oversight of corporate strategy formation and execution. Management accountability and our board’s independence from management are best served by maintaining a super majority of independent directors, electing an independent Lead Director, and maintaining standing board committees that are comprised of independent leadership and members. The Lead Director plays an important role on our board of directors and has the following responsibilities:

●	Schedules executive sessions of the non-management directors without management present at least twice each year and advises the Chairman and Chief Executive Officer of the schedule for such executive sessions.

●	With input from the non-management directors, develops agendas for, and presides over the executive sessions. The Lead Director provides the Chairman and Chief Executive Officer with timely feedback from the executive sessions.

●	Acts as the principal liaison between the non-management directors and the Chairman and Chief Executive Officer on issues relating to the working relationship between our board and management, including providing input as to the quality and timeliness of information provided by management to ensure that the conduct of board meetings allows adequate time for discussion of important issues and that appropriate information is made available to our board on a timely basis.

●	Provides input to the Chairman and Chief Executive Officer regarding board meeting agendas and meeting materials based on requests from the non-management directors.

●	Attends board committee meetings as a non-member at the invitation of the respective committee chair.

Risk Oversight/Risk Committee

Our entire board of directors is engaged in risk management oversight. A separate standing Risk Committee of the board facilitates our board’s risk oversight responsibilities. The current members of the Risk Committee are: Ms. Brooks (Chair) and Messrs. Adamo, Berry and O’Donnell. Each member of the Risk Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards. The Risk Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank. The Committee met seven times during 2017.

The Risk Committee oversees the overall risk management activities employed by management in pursuit of:

●	maintaining an effective culture of discipline that provides proper guidance and support for a sound, effective and coordinated enterprise risk management process designed to identify potential events that may affect our business and to appropriately manage risks in order to provide reasonable assurance that our stated objectives will be achieved; and

●	identifying potential emerging risks in a routine and systematic manner, assessing the implications of those risks to our business, and managing those risks in a manner consistent with reducing the probability of their occurrence and potential consequences to our company to an acceptable level.

Our Risk Committee receives regular reports from management and other standing board committees regarding relevant risks and the actions taken by management to adequately address those risks.

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Corporate Governance Principles

Our board of directors has adopted Corporate Governance Principles which are posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www. provident.bank. These Corporate Governance Principles cover the general operating policies and procedures followed by our board of directors including:

●	establishing the size and composition of our board of directors and the desired qualifications and skills of directors;

●	setting a minimum stock ownership requirement for directors at an amount having a value equal to five times a director’s annual cash retainer;

●	providing for director orientation, continuing education and an annual performance assessment of our board of directors;

●	selecting board committee membership; and

●	reviewing annual compensation paid to the non-management directors by the Compensation Committee.

The Corporate Governance Principles provide for our board of directors to meet in regularly scheduled executive sessions without management at least two times a year. Four executive sessions were conducted in 2017. The Lead Director presided over these executive sessions conducted by the non-management directors, all of whom are independent.

Director Independence

The New York Stock Exchange rules provide that a director does not qualify as independent unless the board of directors affirmatively determines that the director has no direct or indirect material relationship with the company. The New York Stock Exchange rules require our board of directors to consider all relevant facts and circumstances in determining the materiality of a director’s relationship with Provident and permit the board of directors to adopt and disclose standards to assist the board in making independence determinations. Accordingly, our board of directors has adopted Independence Standards to assist the board in determining whether a director has a material relationship with the company. These Independence Standards, which should be read with the New York Stock Exchange rules, are available on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank.

Our board of directors conducted an evaluation of director independence, based on the Independence Standards and the New York Stock Exchange rules. In connection with this review, our board of directors considered relevant facts and circumstances relating to relationships that each director and his or her immediate family members and their related interests had with Provident. In connection with its evaluation of director independence, the board considered the following relationships and transactions:

●	Ms. Brooks’ mother has a home equity line of credit with Provident Bank which has no loan balance outstanding and which existed prior to the time that Ms. Brooks became a director. This loan was made in the ordinary course of business, was made on substantially the same terms prevailing for loans made to others unrelated to Provident Bank, and does not involve more than the normal risk of collectability or present other unfavorable features;

●	Mr. Harding is an officer of a corporation which has a 1% ownership interest in, and is a general partner of, a limited partnership and which is the non-member manager of a limited liability company. Both the limited partnership and the limited liability company are partners of an entity that has a commercial real estate loan and line of credit with Provident Bank. These loans were made in the ordinary course of business, were made on substantially the same terms prevailing for loans made to others unrelated to Provident Bank, and do not involve more than the normal risk of collectability or present other unfavorable features; and

●	Mr. Pugliese is a director and treasurer of a private foundation that has an investment management account with Beacon Trust Company, the wealth management subsidiary of Provident Bank.

After its evaluation, our board of directors affirmatively determined that Messrs. Adamo, Berry, Fekete, Gallagher, Harding, Hernandez, O’Donnell, and Pugliese and Ms. Brooks is each an independent director. The board of directors determined that Mr. Martin is not independent because he serves as President and Chief Executive Officer of Provident.

Governance/Nominating Committee

The current members of our Governance/Nominating Committee are: Messrs. Hernandez (Chair), Berry, Fekete, and Gallagher. Each member of the Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards. The Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank. The Committee met five times during 2017.

The functions of our Governance/Nominating Committee include, among other things:

●	evaluating and making recommendations to the board concerning the number of directors and committee assignments;

●	establishing the qualifications, skills, relevant background, and selection criteria for board members;

●	making recommendations to the board concerning board nominees;

●	conducting evaluations of the effectiveness of the operation of the board;

●	developing and maintaining corporate governance principles;

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●	recommending revisions to the code of business conduct and ethics;

●	making recommendations to the board regarding director orientation and continuing education; and

●	evaluating the Governance/Nominating Committee’s performance on an annual basis.

Our Governance/Nominating Committee identifies nominees for director by first assessing the performance, qualifications and skills of the current members of our board of directors willing to continue service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If a vacancy should exist on our board, or if the size of the board is increased, the Committee will solicit suggestions for director candidates from all board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. Persons under consideration to serve on our board of directors must have the highest personal and professional ethics and integrity.

Procedures for the Recommendation of Directors by Stockholders

If a determination is made that an additional candidate is needed for our board, the Governance/Nominating Committee will consider candidates properly submitted by our stockholders. Stockholders can submit the names of qualified candidates for director by writing to the Corporate Secretary at Provident Financial Services, Inc., 100 Wood Avenue South, P.O. Box 1001, Iselin, New Jersey 08830- 2727. The Corporate Secretary must receive a submission not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s Annual Meeting. A stockholder’s submission must be in writing and include the following information:

●	the name and address of the stockholder as they appear on our books, and the number of shares of our common stock that are beneficially owned by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

●	the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s ownership should be provided);

●	a statement of the candidate’s business and educational experience;

●	such other information regarding the candidate as would be required to be included in our proxy statement pursuant to SEC Regulation 14A;

●	a statement detailing any relationship between the candidate and Provident, Provident Bank and any subsidiaries of Provident Bank;

●	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Provident and Provident Bank;

●	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

●	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Stockholder submissions that are timely and that meet the criteria outlined above will be forwarded to the Chair of our Governance/ Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation at an Annual Meeting of our stockholders must comply with the procedural and informational requirements described later in this Proxy Statement under the heading “Advance Notice Of Business To Be Conducted at an Annual Meeting.”

Stockholder and Interested Party Communications with the Board

Our stockholders and any other interested party may communicate with the board of directors, the non-management directors, the Lead Director or with any individual director by writing to the Chair of the Governance/Nominating Committee, c/o Provident Financial Services, Inc., 100 Wood Avenue South, P.O. Box 1001, Iselin, New Jersey 08830-2727. A communication from a stockholder should indicate that the author is a stockholder and, if shares of our common stock are not held of record, the letter should include appropriate evidence of stock ownership.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer, and all persons performing similar functions. Our Code of Business Conduct and Ethics is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank. Amendments to and waivers from our Code of Business Conduct and Ethics will also be disclosed on Provident Bank’s website.

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Transactions With Certain Related Persons

Federal laws and regulations generally require that all loans or extensions of credit to directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit directors and executive officers to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to participating employees.

As of December 31, 2017, Provident Bank had aggregate loans and loan commitments totaling $177,769 to its executive officers, none of which originated in 2017. It is the policy of Provident Bank that no loan or extension of credit of any type shall be made to any member of the board of directors or to their immediate family, or to any entity, which is controlled by a member of the board of directors or their immediate family.

Our Code of Business Conduct and Ethics requires directors and executive officers to promptly disclose any interest they may have in any proposed transaction involving Provident or Provident Bank, and any such director or executive officer shall abstain from any deliberation or voting on the transaction. Any such transaction requires the approval of a majority of the directors who have no interest in the proposed transaction. In addition, our directors and executive officers annually disclose any transactions, relationships or arrangements they or their related interests may have with Provident or Provident Bank. These disclosures, together with information obtained from each director’s annual statement of interest form, are used to monitor related party transactions and make independence determinations.

Anti-Hedging Policy

Our stock trading policy prohibits our directors, officers and employees from engaging in any transaction designed to hedge or offset the economic risk of owning shares of our common stock. Accordingly, any hedging, derivative or other similar transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of our common stock would affect the value of the shares of common stock owned by a director, officer or employee is prohibited. In addition, the policy provides that our directors, officers and employees should avoid pledging their shares of our common stock as collateral for a margin account or loan.

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Audit Committee Matters

Audit Committee

The current members of our Audit Committee are: Messrs. Fekete (Chair), Adamo, Harding, and Pugliese. Each member of the Audit Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards and under SEC Rule 10A-3.

The duties and responsibilities of the Audit Committee include, among other things:

●	sole authority for retaining, overseeing and evaluating a firm of independent registered public accountants to audit Provident’s annual financial statements;

●	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of Provident’s financial reporting processes, both internal and external;

●	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

●	reviewing earnings and financial releases and quarterly and annual reports filed with the SEC; and

●	approving all engagements for services by the independent registered public accounting firm.

Our Audit Committee met ten times during 2017. The Audit Committee reports to our board of directors on its activities and findings. The board of directors believes that Messrs. Adamo and Fekete each qualify as an Audit Committee financial expert as that term is defined in the rules and regulations of the SEC.

Audit Committee Report

Pursuant to rules and regulations of the SEC, this Audit Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

Our Audit Committee operates under a written charter approved by our board of directors, which is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank.

Management has primary responsibility for the internal control and financial reporting process, and for making an assessment of the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue an opinion on those financial statements, and for providing an attestation report on the company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its ongoing activities, our Audit Committee has:

●	reviewed and discussed with management, and our independent registered public accounting firm, the audited consolidated financial statements of Provident for the year ended December 31, 2017;

●	discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board; and

●	received and reviewed the written disclosures and the letter from our independent registered public accounting firm mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm its independence from Provident.

Based on the review and discussions referred to above, the Audit Committee recommended to our board of directors that the audited consolidated financial statements for the year ended December 31, 2017 and related notes be included in Provident’s Annual Report on Form 10-K for the year ended December 31, 2017 and filed with the SEC. In addition, the Audit Committee approved the re-appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018, subject to the ratification of this appointment by our stockholders.

THE AUDIT COMMITTEE OF PROVIDENT

FINANCIAL SERVICES, INC.

Frank L. Fekete (Chair)

Robert Adamo

Matthew K. Harding

John Pugliese

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Compensation Committee Matters

Compensation Committee

The current members of our Compensation Committee are: Messrs. Gallagher (Chair), Harding and Pugliese and Ms. Brooks. Each member of the Compensation Committee has been determined to be independent as defined in the New York Stock Exchange corporate governance listing standards. The Compensation Committee is responsible for reviewing the performance of, and the compensation payable to, our named executive officers, including the Chief Executive Officer; the compensation payable to our non-management directors; management development and succession planning; and reviewing and evaluating incentive compensation plans and risks associated with such plans. The Compensation Committee is also responsible for the engagement of the compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”). The Compensation Committee’s oversight of our incentive compensation plans includes setting corporate performance measures and goals consistent with principles of safety and soundness, approving awards and administering long-term equity awards.

Director compensation is established by our board of directors upon the recommendation of the Compensation Committee and is discussed in this Proxy Statement under the heading “Director Compensation.”

The Compensation Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank. The Compensation Committee met nine times during 2017.

Compensation Committee Interlocks and Insider Participation

Messrs. Gallagher, Harding, and Pugliese and Ms. Brooks served as members of the Compensation Committee during 2017. None of these directors has ever been an officer or employee of Provident and, none of them are executive officers of any other entity where one of our executive officers serves on the compensation committee or the board of directors, or which had any transactions or relationships with us in 2017 that would require specific disclosures in this Proxy Statement under SEC rules.

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Compensation Discussion and Analysis

Overview

The following discussion provides an overview and analysis of our Compensation Committee’s philosophy and objectives in designing Provident’s compensation programs, as well as the compensation determinations and rationale for those determinations relating to our Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated executive officers, to whom we refer collectively as our “named executive officers.” Our named executive officers for 2017 were:

Name	Title

Christopher Martin	Chairman, President and Chief Executive Officer of Provident Financial Services, Inc. and Provident Bank

Thomas M. Lyons	Executive Vice President and Chief Financial Officer of Provident Financial Services, Inc. and Provident Bank

Donald W. Blum	Executive Vice President and Chief Lending Officer of Provident Bank

John Kuntz	Executive Vice President, General Counsel and Corporate Secretary of Provident Financial Services, Inc. and Executive Vice President and Chief Administrative Officer of Provident Bank

Michael A. Raimonde	Executive Vice President and Director of Retail Banking of Provident Bank

Executive Summary

Our executive compensation program is designed to align pay with performance in a manner consistent with safe and sound business practices and sustainable financial performance consistent with our stockholders interests. The key features of our executive compensation program are:

●	A pay for performance philosophy aligning executive compensation with business strategies and generating stockholder returns;

●	Executive salaries and total compensation evaluated based on peer group data using a regional group of publicly-traded banks of comparable size and business model;

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●	Annual cash incentive compensation opportunities tied to key corporate performance goals established by the Compensation Committee;

●	Long-term incentive compensation opportunities tied to key corporate performance goals established by the Compensation Committee, subject to a relative total stockholder return modifier, over a multi-year period;

●	A significant portion (75%) of the value of equity grants to our named executive officers are performance-based;

●	No dividends are paid on stock awards subject to performance-vesting conditions unless and until the awards have vested;

●	Incentive compensation plans that provide for risk mitigation and accountability, authorizing our Compensation Committee to condition incentive compensation awards with clawback, deferral, and adjustment provisions, and settlement in stock subject to holding periods;

●	Executives are subject to share ownership guidelines;

●	Executives are prohibited from engaging in hedging transactions to offset the economic risk of owning our common stock;

●	Perquisites are limited and no tax gross-ups are provided;

●	No excise tax gross-ups are provided for in employment or change in control agreements;

●	Active oversight by the Compensation Committee consisting solely of independent directors; and

●	Assistance regularly provided to the Compensation Committee by an independent compensation consultant selected by the Compensation Committee.

Financial and Strategic Highlights

Our Compensation Committee believes that executive compensation should be linked to Provident’s overall financial performance and strategic success and the contribution of its executives to that performance.

Highlights of Provident’s 2017 financial and operating performance include:

●	Annual net income was $93.9 million, an increase of 7.0% from 2016, as interest income and net interest income achieved record levels in the fourth quarter of 2017;

●	Total assets increased from $9.50 billion at December 31, 2016 to $9.85 billion at December 31, 2017 primarily due to a $322.2 million increase in total loans;

●	Solid loan growth with loan originations of $3.70 billion, as the total loan portfolio increased by 4.6% during 2017;

●	Expansion of the net interest margin by ten basis points to 3.21%, compared with 3.11% for the year ended December 31, 2016;

●	Continued improvement in asset quality, with total non-performing assets of $41.8 million, or 0.42% of total assets at year-end 2017, down from $50.4 million or 0.53% at year-end 2016; and

●	Total deposits increased $160.5 million, or 2.4% to $6.71 billion at December 31, 2017, largely due to an increase in total core deposits which represented 90.5% of total deposits at December 31, 2017, compared to 90.1% at December 31, 2016.

Key Executive Compensation Actions

The Compensation Committee regularly reviews the components of our executive compensation program with advice from its independent compensation consultant and after giving due consideration to the most recent non-binding stockholder advisory vote on executive compensation which resulted in a favorable vote of approximately 98% of the votes cast on the matter.

Highlights of key compensation actions taken in 2017 were:

●	2017 Base Salary: Mr. Martin’s base salary increased to $720,000 in 2017, representing a 4.3% increase. The other named executive officers received salary increases of 17.9%, 4.3%, 9.6% and 2.6% for Messrs. Lyons, Blum, Kuntz and Raimonde, respectively. In addition to an annual increase, Mr. Lyons received a salary adjustment to compensate him for additional management and oversight responsibilities relating to our retail banking business that he assumed in 2017. An adjustment to Mr. Kuntz’ base salary, in addition to his annual increase, positioned him closer to the comparable median base salary of the peer group.

●	2017 Cash Incentives: Mr. Martin earned a cash incentive of 110.3% of base salary, or $794,074. This represented a cash incentive based on attainment of overall corporate results that were above Target against established performance goals for 2017. The remaining named executive officers each earned a cash incentive of 68.9% of base salary. The 2017 cash incentive payments to the named executive officers represent payouts of 137.86% of the Target opportunity.

●	2017 Long-Term Incentives: In 2017, Mr. Martin was granted 20,497 performance-vesting stock awards which vest at the end of a three-year period based upon the achievement of performance goals which include projections of a multi-year return on core average assets and return on average tangible equity. The return on average tangible equity performance is subject to a modifier based on relative total stockholder return using an indexed peer group. These performance-based awards represented 75% of the value of the long-term equity award component of his pay. Mr. Martin was also granted 42,857 stock options which vest over three years, or 25% of the value of his long-term equity award. The other named executive officers were granted 75% of the value of their long-term equity in performance-vesting stock awards that vest at the end of a three-year period based upon the same performance goals and modifier applicable to Mr. Martin’s awards, and 25% of the value of their long-term equity in time-vesting stock that vest over three years.

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Compensation Consultants

Our Compensation Committee retained the services of FW Cook to assist with compensation planning and analysis. FW Cook was retained by and reported directly to the Compensation Committee and did not perform any other services for Provident, Provident Bank or their affiliates or their management. The Compensation Committee regularly meets with its compensation consultant in executive session without management.

The Compensation Committee considered the independence of FW Cook in light of SEC rules and New York Stock Exchange corporate governance listing standards, and received a report from FW Cook addressing the independence of the firm and its consultants, which included the following factors: (1) that no other services were provided to Provident; (2) fees paid by Provident as a percentage of the firm’s total revenue; (3) policies or procedures maintained by the firm that are designed to prevent a conflict of interest; (4) that there were no business or personal relationships between the firm and its consultants and any member of the Compensation Committee; (5) any company stock owned by the firm and its consultants; and (6) that there were no business or personal relationships between Provident’s executive officers and the firm and its consultants. The Compensation Committee discussed these considerations and concluded that the work performed by FW Cook and its consultants involved in the engagement did not raise any conflict of interest and concluded that they were independent Compensation Committee consultants.

Executive Compensation Philosophy

Our Compensation Committee believes that our executive compensation program is consistent with promoting sound risk management and long-term value creation for our stockholders. The program is intended to align the interests of our executive officers and employees with stockholders by rewarding performance against established corporate financial goals, strong executive leadership and superior individual performance. By offering annual cash incentives, long-term equity compensation and competitive benefits, we strive to attract, motivate and retain a highly qualified and talented team of executives who will help maximize long-term financial performance and earnings growth.

The total compensation paid to each named executive officer is based on the executive’s level of job responsibility, corporate financial and market performance measured against annual and three-year goals, an assessment of the executive’s individual performance and the competitive market. For the named executive officers and other members of executive management, annual and long-term incentive compensation is linked more directly to corporate financial performance, because these executives are in leadership roles that influence corporate financial results.

Benchmarking and Peer Groups

The Compensation Committee is responsible for the design, implementation and administration of the compensation program for our executive officers. FW Cook was engaged in 2016 to review our executive compensation program for 2017, which included a review and recommendation of an appropriate peer group for assessing competitive compensation practices, and for making performance comparisons. The Compensation Committee used the following two peer groups when making its 2017 executive compensation determinations:

●	The SNL Small Cap U.S. Bank & Thrift Index (“SNL Index”) was used to compare long-term performance achievement. The SNL Index includes over 90 banks that the Compensation Committee believes serves as an appropriate measure of Provident’s relative long-term performance.

●	A regional peer group of 18 publicly traded thrift and banking institutions in the Northeast was used to compare base salary and total compensation. The regional peer group is used for setting compensation levels because these banks are broadly reflective of the environment in which Provident competes for executive talent, and they provide a good indicator of the current competitive range of compensation. Provident’s asset size ($9.80 billion) is within a reasonable range of the regional peer median ($8.90 billion). Additional consideration was given to business model and performance.

The individual peer banks, which remained substantially the same as those used in prior years, are as follows:

Beneficial Mutual Bancorp, Inc.	First Commonwealth Financial Corporation	NBT Bancorp Inc.

Berkshire Hills Bancorp, Inc.	Flushing Financial Corporation	Northwest Bancshares, Inc.

Brookline Bancorp Inc.	Fulton Financial Corporation	S&T Bancorp, Inc.

Community Bank System, Inc.	Independent Bank Corp.	Signature Bank

Dime Community Bancshares, Inc.	Investors Bancorp, Inc.	Valley National Bancorp

F.N.B. Corp.	National Penn Bancshares, Inc.(1)	WSFS Financial Corporation

(1)	National Penn Bancshares, Inc. was acquired effective April 4, 2016.

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The Compensation Committee evaluates the peer groups annually for suitability and may modify peer groups from time to time based on mergers and acquisitions within the industry or other relevant factors. While our executive compensation program targets each named executive officer’s base salary, annual cash incentives and long-term equity compensation at median levels, actual compensation paid to a named executive officer may vary based on other factors, such as the individual’s performance, experience and competitive market conditions.

Role of Management

Although the Compensation Committee is ultimately responsible for designing our executive compensation program, input from our Chief Executive Officer is critical in ensuring that the Compensation Committee has the appropriate information needed to make informed decisions. The Chief Executive Officer participates in compensation-related actions associated with the other named executive officers purely in an informational and advisory capacity. He presents the other named executive officers’ performance summaries and recommendations relating to their compensation to the Compensation Committee for its review and approval. The Chief Executive Officer neither recommends nor participates in Compensation Committee deliberations regarding his own compensation.

Elements of 2017 Executive Compensation

We pay our named executive officers in accordance with a pay for performance philosophy by providing competitive compensation for demonstrated performance. The Compensation Committee employs a total compensation approach in establishing executive compensation opportunities, consisting of base salary, annual cash incentive compensation, long-term equity awards (which may include performance- and/or time-vesting restricted stock and/or stock options), a competitive benefits package and limited perquisites.

Compensation Element	Description and Purpose	Link to Performance	Fixed/Performance-Based	Short-Long-Term

Base Salary	Attract and retain executives	Based on individual performance, experience, and scope of responsibility	Fixed	Short-Term

Annual Cash Incentive	Drive performance achievement and create stockholder value	Links executive compensation to factors that are important for the company’s success.	Performance-Based	Short-Term

Long-Term Incentive Awards	Align executives with stockholder interests and serve as a retention tool through multi-year vesting	75% of the value of equity awards are based on pre-established company performance objectives	Performance-Based	Long-Term

Benefits	Supplemental Defined Benefit Plan	Non-Qualified excess plan to maintain qualified plan benefits limited by IRS Rules	Fixed	Long-Term

Other Compensation	Retirement plans and health and welfare benefits on the same basis as other employees. Limited perquisites.	Benefit plans maintain competitive total compensation	Fixed	Short-and Long-Term

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As illustrated below in 2017, 64% of the target compensation (base salary, cash incentives and long-term equity) for Mr. Martin, and 52% of the target compensation to our other named executive officers, was performance-based and not guaranteed.

Base Salary

A competitive base salary is necessary to attract and retain talented executives. Each year, our Compensation Committee evaluates each named executive officer’s base salary level. In general, competitive base salary information and peer market data are furnished to the Compensation Committee by the independent compensation consultant, and each named executive officer’s base salary level is compared to the peer market data at the median. In setting base salary levels the Compensation Committee also assesses each individual named executive officer’s performance, leadership, operational effectiveness and experience in the industry, as well as competitive market conditions.

In establishing base salaries for 2017, the Compensation Committee considered our company’s financial performance as well as the peer group and market compensation analysis performed in 2016 by FW Cook. Based on that information, the Compensation Committee determined that the base salary increases for Mr. Martin and the other named executive officers reflected below were appropriate because of strong financial performance in 2016. In addition to an annual increase, Mr. Lyons received a salary adjustment to compensate him for additional management and oversight responsibilities relating to our retail banking business that he assumed in 2017. An adjustment to Mr. Kuntz’ base salary, in addition to his annual increase, positioned him closer to the comparable median base salary of the peer group.

Name	2017 Salary	2016 Salary	% Change

Christopher Martin	$720,000	$690,000	4.3%

Thomas M. Lyons	$460,000	$390,000	17.9%

Donald W. Blum	$360,000	$345,000	4.3%

John Kuntz	$400,000	$365,000	9.6%

Michael A. Raimonde	$320,000	$312,000	2.6%

Annual Cash Incentive Payment/Executive Annual Incentive Plan for 2017

Annual cash incentive opportunities are provided to our named executive officers in order to align the attainment of annual corporate financial performance objectives with executive compensation. At the beginning of each year, the Compensation Committee assigns corporate financial goals and a range of annual cash incentive award opportunities to each named executive officer. The award opportunities are linked to a specific target and range of performance results for multiple corporate financial performance measures and are calculated as a percentage of the named executive officer’s base salary.

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Our Compensation Committee established the performance goals for 2017 under the Executive Annual Incentive Plan, which provided the opportunity for a cash incentive payment based upon the achievement of corporate goals. The targeted levels of incentive opportunity for 2017 were as follows:

Participant	Annual Cash Incentive as a % of Base Salary
	Threshold	Target	Maximum

Chief Executive Officer	40%	80%	120%

Other Named Executive Officers	25%	50%	75%

For Mr. Martin and the other named executive officers, the Compensation Committee established the following 2017 goals (collectively, the “Corporate Goals”) and relative weightings for the Executive Annual Incentive Cash Plan:

		Threshold	Target(1)	Maximum
Corporate Goals	Weight	90%	100%	105%	Achievement

Earnings Per Share	40%	$1.28	$1.42	$1.50	$1.52(2)

Net Income (in millions)	40%	$82.5	$91.6	$96.2	$97.9(2)

Expense Ratio(3)	20%	2.08%	1.94%	1.91%	1.98%

(1)	Performance is interpolated between the Threshold and Maximum opportunity levels.

(2)	Excludes the impact of additional tax expense of $3.9 million associated with the enactment of the Tax Cuts and Jobs Act on December 22, 2017.

(3)	Represents the ratio of non-interest expense divided by average annual assets.

Under the Executive Annual Incentive Plan, cash incentive payments based on Provident’s actual 2017 financial performance would be made if financial performance met or exceeded 90% of any one of the Corporate Goals (“Threshold”). The payout curve under the annual incentive plan provides a 50% of Target payout for each metric at Threshold performance achievement and 150% of Target for each metric at Maximum performance achievement. Pursuant to this curve, cash incentive payments would be a minimum of 8% of base salary for Mr. Martin and 5% of base salary for the other named executive officers upon the achievement of the metric with the lowest rating (i.e., 20%) at the Threshold level, increasing to a maximum of 120% of base salary for Mr. Martin and 75% of base salary for the other named executive officers upon achievement of all metrics at the Maximum level.

The overall actual achievement of Corporate Goals for 2017 was Maximum for two performance goals (Earnings Per Share and Net Income) and below Target for one performance goal (Expense Ratio) after excluding the one-time financial impact of the Tax Cuts and Jobs Act enacted on December 22, 2017 (the “Tax Act”). The Executive Annual Incentive Plan authorizes the Compensation Committee to adjust performance goals for extraordinary, unusual and/or non-recurring items, including those resulting from a change in tax law. Consistent with that authority, the Compensation Committee excluded the impact of the one-time additional tax expense of $3.9 million resulting from the enactment of the Tax Act. Based upon the foregoing, and giving effect to the relative weightings of the performance goals, the Compensation Committee authorized payouts above the Target level under the Executive Annual Incentive Plan to the named executive officers as noted in the following table.

Name	Cash Incentive	% of Salary	% of Target

Christopher Martin	$794,074	110.3%	137.86%

Thomas M. Lyons	$317,078	68.9%	137.86%

Donald W. Blum	$248,148	68.9%	137.86%

John Kuntz	$275,720	68.9%	137.86%

Michael A. Raimonde	$220,576	68.9%	137.86%

Long-Term Equity Incentives

Our Amended and Restated Long-Term Equity Incentive Plan provides the opportunity to grant various forms of equity incentives on a performance-vesting and time-vesting basis. The Compensation Committee believes that stock ownership by our officers and employees provides a significant incentive in building long-term stockholder value by further aligning the interests of officers and employees with stockholders. This component of compensation increases in importance as Provident’s common stock appreciates in value and serves as a retention tool for executives. The inclusion of performance-vesting awards also encourages a long-term strategic focus.

It is the policy of the Compensation Committee to make equity grants when the window for trading by directors and officers in Provident common stock is open under Provident’s stock trading policy. Throughout the year, equity awards may be granted to new hires and promoted employees, or to existing employees to recognize superior performance with a grant date effective as of the date of the next regularly scheduled Compensation Committee meeting that falls when the window for trading is open under our stock trading policy.

The Compensation Committee established the equity component of total compensation as a percentage of base salary for Mr. Martin and other named executive officers, based upon

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competitive total compensation data previously provided by the independent compensation consultant. To maintain competitive total compensation and to further align executive pay with long-term financial performance, the Compensation Committee generally follows the guidelines below with respect to annual performance-vesting and time-vesting equity grants:

2017 Opportunity
Long-Term Equity Target Award
Participant	as a % of Base Salary

Chief Executive Officer	100%

Other Named Executive Officers	60%

The composition of the 2017 long-term equity awards was as follows:

	Performance-Vesting	Time-Vesting
	Restricted	Stock	Restricted
Participant	Stock	Options	Stock

Chief Executive Officer	75%	25%	—

Other Named Executive Officers	75%	—	25%

The Compensation Committee determined that for equity grants made in 2017 to all named executive officers including Mr. Martin, 75% of the value of the grants would be subject to performance-vesting, and 25% of the value would be time-vesting over three years. The time-vesting component of Mr. Martin’s equity grant was in the form of stock options which the Compensation Committee viewed as performance-based because value is only realized if there is stock price appreciation over the term of the options.

Performance-vesting grants are measured at the end of a three-year period based upon performance goals established by the Compensation Committee at the time of the equity grant. Currently the performance goals include projections of a multi-year core return on average assets and return on average tangible equity. The core return on average assets measure may exclude unanticipated and non-recurring items of revenue or expense as determined by the Compensation Committee.

The return on average tangible equity portion of the award is subject to a relative total shareholder return (“TSR”) modifier measured against the SNL Small Cap US Banks & Thrifts Index Peer Group. The modifier provides for (i) a downward 20% adjustment of payout if our TSR is below the 25th percentile and (ii) an upward 20% adjustment of payout if our TSR is at or above the 75th percentile. Between the 25th percentile and the 75th percentile, the modifier has no impact on payout.

This performance framework is designed to encourage conduct that drives long-term strategic decisions suited to maximizing stockholder value, while maintaining a meaningful impact on total compensation from our three-year relative total shareholder return and maintaining an appropriate level of at-risk compensation for retention purposes.

2017-2019 Performance Goals(1)		Threshold	Target	Maximum

Core Return on Average Assets	60% Weight

Multi-Year Average Core ROAA		85 bps.	94 bps.	99 bps.

Return on Average Tangible Equity (ROATE)(2)	40% Weight

Multi-Year ROATE		9.66%	10.73%	11.27%

(1)	Performance is interpolated between the Threshold and Maximum opportunity levels.

(2)	ROATE is subject to a Relative Total Shareholder Return (TSR) Modifier. The Modifier provides for (i) a downward 20% adjustment of payout if TSR against the peer group is below the 25th percentile and (ii) an upward 120% adjustment of payout if TSR is at or above the 75th percentile. Between the 25th and 75th percentile, the modifier has no impact on payout.

The Compensation Committee has determined that the performance goals for long-term equity awards are appropriately set such that participants will attain: (i) the Threshold level of performance if minimum expected levels of performance are achieved, which the Committee believed were reasonably likely to be attained; (ii) the Target level of performance if projected business plan expectations are achieved, which the Committee believed had approximately an even likelihood of either being attained or not being attained; and (iii) the Maximum level of performance, which sets a cap on how much incentive compensation will be paid in the event the Target level is meaningfully exceeded, which the Compensation Committee believes is not likely to be achieved. The establishment of various levels of performance associated with vesting (e.g., from Threshold to Maximum) is an industry best practice and provides opportunity when macroeconomic conditions are difficult and adversely impact results.

	2017 Performance-Vesting Calibration
	Long-Term Equity Award as a % of Target
Participant	Threshold	Target	Maximum

Chief Executive Officer	50%	100%	150%

Other Named Executive Officers	50%	100%	150%

No dividends are paid with respect to any stock award subject to performance-vesting conditions unless and until the performance conditions are met and vesting occurs, and only on that portion of the stock award that actually vests.

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Benefits

We offer the named executive officers benefits that are generally available to all employees, including medical and dental, disability insurance, group life insurance coverage, an Employee Stock Ownership Plan (“ESOP”) and a 401(k) Plan with discretionary employer matching contributions. Certain of the named executive officers have accrued benefits under a noncontributory defined benefit pension plan that was frozen as of April 1, 2003 following the adoption of the ESOP. In addition to pension benefits, medical and life insurance benefits are made available to certain employees when they retire. Although these post-retirement benefits have been eliminated, certain employees with ten or more years of service at the time the benefits were eliminated, including Mr. Martin, still qualify for these post-retirement benefits upon retirement. The named executive officers are also eligible for nonqualified benefits under the Non-Qualified Supplemental Defined Contribution Plan designed to make up for the IRS limits on contributions to the tax-qualified 401(k) Plan and ESOP.

Perquisites

The Compensation Committee believes that perquisites should be provided on a limited basis. The following perquisites are currently provided: a club membership for Mr. Martin and the use of a company-owned automobile for Messrs. Martin, Blum and Raimonde. Messrs. Lyons and Kuntz are paid a monthly car allowance. All of the named executive officers are eligible for an annual medical examination at Provident’s expense. These limited perquisites are provided to maintain a competitive compensation package.

Elements of Post-Termination Benefits

Employment Agreement

Mr. Martin has an employment agreement with a twelve month term that renews on August 31 of each year for an additional twelve months. The employment agreement provides that if Mr. Martin’s employment is terminated for reasons other than for cause, Mr. Martin would be entitled to:

●	earned but unpaid base salary through the termination date;

●	an annual bonus to which he may be entitled under any cash-based annual bonus or performance compensation plan then in effect;

●	benefits due to him as a former employee other than pursuant to the agreement;

●	severance pay or liquidated damages equal to his base salary and bonuses due for twelve months following termination, and for these purposes “bonuses due” shall be determined as the greater of: (i) the average annual cash bonus paid to him with respect to the three completed fiscal years prior to the termination; or (ii) the cash bonus paid to him for the last fiscal year prior to the date of termination; and

●	the continuation of life, medical, dental and disability insurance coverage for twelve months following termination.

Mr. Martin may resign from employment for good reason and receive these termination benefits in the event of certain adverse changes in his employment conditions. Under the employment agreement, the termination benefits are subject to Mr. Martin’s compliance with non-solicit and non-compete provisions for a period of six months following his termination. The employment agreement does not provide for benefits for a termination following Mr. Martin’s death, retirement or disability or following a change in control. Benefits relating to a termination following a change in control are provided for in a separate change in control agreement between Provident and Mr. Martin described in the following section “Change in Control Agreements”.

Change in Control Agreements

Change in control agreements are reserved for a limited number of executives. Benefits are payable under the change in control agreements after the executive’s qualifying termination event as described below following a change in control of Provident. We have entered into a three-year change in control agreement with Messrs. Martin, Blum, Kuntz, Lyons and Raimonde. Each of the agreements renews on the anniversary date of its respective effective date so that the remaining term is three years unless otherwise terminated.

Under the agreements:

Following a change in control and during the term of the agreement, the executive is entitled to a severance payment if:

●	the executive’s employment is terminated, other than for cause, disability, or retirement; or the executive terminates employment for good reason.

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Good reason is generally defined to include:

●	the assignment of duties materially inconsistent with the executive’s positions, duties or responsibilities as in effect prior to the change in control;

●	a reduction in his or her base salary or fringe benefits;

●	a relocation of his or her principal place of employment by more than 25 miles from its location immediately prior to the change in control; or

●	a failure by Provident to obtain an assumption of the agreement by its successor.

The change in control severance payment is equal to three times the highest level of aggregate annualized base salary and other cash compensation paid to the executive during the calendar year termination occurs, or during either of the immediately preceding two calendar years, whichever is greater. In addition, the executive is generally entitled to receive life, health, dental and disability coverage for the remaining term of the agreement. The gross benefits under the change in control agreements for the named executive officers, other than Mr. Martin, are reduced to avoid an excess parachute payment under Section 280G of the Internal Revenue Code if doing so results in a greater after-tax benefit to the executive.

The Compensation Committee considers these severance and change in control benefits to be an important part of the executive compensation program and consistent with market practice. The Compensation Committee believes that providing appropriate severance benefits helps attract and retain highly-qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with Provident, and by providing income continuity following an unexpected termination.

Executive Stock Ownership Guidelines

Our Compensation Committee recommended, and our board of directors adopted, stock ownership levels for senior executives expressed as an amount of Provident common stock having a value equal to a multiple of base salary as follows:

Tier I	Chief Executive Officer	6 times base salary

Tier II	Other Named Executive Officers	1.5 times base salary

Each of the named executive officers currently exceeds these guidelines. An executive’s vested restricted stock awards, unvested time-vesting restricted stock awards, and shares of Provident common stock held in the ESOP and 401(k) Plan count toward the ownership guidelines.

Prohibition on Hedging

Our stock trading policy prohibits the named executive officers and others from engaging in any transaction designed to hedge or offset the economic risk of owning shares of our common stock. In addition, the policy provides that they should avoid pledging their shares of our common stock as collateral for a margin account or loan.

Risk Assessment

The Compensation Committee believes that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on Provident. In addition, the Compensation Committee believes that the mix and design of the elements of our executive compensation program do not encourage management to assume excessive risks. The Omnibus Incentive Compensation Plan Document serves as a core governance document for our cash and equity incentive compensation plans, establishing lines of authority, a foundation for relevant internal controls and procedures, and risk mitigation and accountability features, including clawbacks and deferrals.

The Compensation Committee assesses risks posed by the compensation plans maintained for the benefit of, and incentive compensation paid to, officers and employees. This comprehensive risk assessment is performed by our Chief Risk Officer, General Auditor and Chief Compliance Officer and is presented to and reviewed by the Compensation Committee. The risk assessment includes an evaluation of:

●	the design of incentive plans to ensure they satisfy bank regulatory requirements and do not encourage excessive or imprudent risk taking;

●	the internal controls over determining incentive payments and a review of the accuracy of the incentive payments and any related accruals; and

●	the board of directors’ oversight of the incentive compensation program to determine if it provides effective governance over the program and satisfies regulatory expectations.

The risk assessment conducted in 2017 concluded that our incentive compensation plans provide incentives that appropriately balance risk and reward, are compatible with effective controls and risk management, and are supportive of strong governance, including active oversight by the board of directors.

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Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each executive officer listed in the summary compensation table, with the exception of the executive listed as a result of serving as the principal financial officer. Compensation that is “qualified performance-based compensation” under the Internal Revenue Code’s definition is exempt from this limit.

The Tax Act enacted on December 22, 2017, significantly modified Section 162(m) of the Internal Revenue Code. The Act eliminated the “qualified performance-based compensation” exception to the deductibility limitation under Section 162(m) for tax years commencing after December 31, 2017. The Tax Act provides “grandfathered” treatment for qualified performance-based compensation in excess of $1 million that meets the requirements of Section 162(m), is payable pursuant a written binding contract in effect as of November 2, 2017, and is not modified in any material respect. In addition, the Act expands the definition of “covered employee” to include the principal financial officer as well as any employee who has been designated a covered employee for any fiscal year beginning after December 31, 2016.

Our annual cash incentive payments, stock option grants and other performance-vesting equity grants awarded during the year ended December 31, 2017 (and in prior years) are expected to continue to qualify as performance-based compensation that is exempt from the deductibility limitation under Section 162(m). A number of requirements must be met for particular compensation to qualify for tax deductibility, so there can be no assurance that the incentive compensation awarded will be fully deductible in all circumstances.

The Compensation Committee has historically attempted to structure its compensation arrangements to achieve deductibility under Section 162(m) of the Internal Revenue Code, unless the benefit of such deductibility is considered by the Compensation Committee to be outweighed by the need for flexibility or the attainment of other objectives. As was the case prior to the enactment of the Tax Act, the Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation. Since corporate objectives may not always be consistent with the requirements for tax deductibility, the Compensation Committee is prepared, when it deems appropriate, to enter into compensation arrangements under which payments will not be deductible under Section 162(m) of the Internal Revenue Code. Thus, deductibility will be one of many factors considered by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

Compensation Committee Report

Pursuant to rules and regulations of the SEC, this Compensation Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE OF PROVIDENT

FINANCIAL SERVICES, INC.

Terence Gallagher, Chair

Laura L. Brooks

Matthew K. Harding

John Pugliese

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Executive Compensation

The following table shows compensation paid or awarded with respect to our named executive officers during the years indicated. The Compensation Discussion and Analysis contains information concerning how the Compensation Committee viewed its 2017 compensation decisions for the named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Christopher Martin	2017	718,846	540,000	180,000	794,074	75,240	110,314	2,418,474
Chairman, President and	2016	689,135	517,500	172,500	725,991	34,801	138,774	2,278,701
Chief Executive Officer	2015	664,231	498,750	166,250	651,700	—	144,221	2,125,152

Thomas M. Lyons	2017	447,500	644,100	—	317,078	11,339	97,108	1,517,125
Executive Vice President	2016	389,585	234,000	—	256,464	4,583	89,087	973,719
and Chief Financial Officer	2015	378,000	226,800	—	231,525	—	80,894	917,219

Donald W. Blum	2017	359,424	216,000	—	248,148	6,204	80,313	910,089
Executive Vice President	2016	344,654	207,000	—	226,872	2,870	87,997	869,393
and Chief Lending Officer	2015	334,693	201,000	—	205,188	—	81,000	821,881

John Kuntz	2017	398,654	240,000	—	275,720	6,310	64,587	985,271
Executive Vice President,	2016	364,491	219,000	—	240,030	2,993	71,344	897,858
Chief Administrative Officer	2015	349,240	210,000	—	214,375	—	63,723	837,338
and General Counsel

Michael A. Raimonde	2017	319,692	192,000	—	220,576	—	47,992	780,260
Executive Vice President	2016	311,688	187,200	—	205,171	—	54,699	758,758
and Director of Retail Banking	2015	302,754	181,800	—	181,876	—	51,235	717,665

(1)	The amounts shown represent base salary earned during each fiscal year covered.
(2)	The amounts shown reflect the aggregate grant date fair value of time-vesting and performance-vesting awards computed in accordance with FASB ASC Topic 718. The 2017 amount shown for Mr. Lyons includes an additional grant of 15,000 time-vesting awards made on May 1, 2017. The grant date fair values of the performance-vesting portion of the awards are computed at Target performance achievement. The grant date fair values of the performance-vesting portion of the awards at Maximum performance achievement would be: $873,492; $313,010; $262,048; $291,146; and $232,949 for 2017 for Messrs. Martin, Lyons, Blum, Kuntz and Raimonde, respectively; $758,556; $257,247; $227,570; $240,753; and $205,803 for 2016 for Messrs. Martin, Lyons, Blum, Kuntz, and Raimonde, respectively; $748,125; $255,150; $226,125; $236,250; and $204,525 for 2015 for Messrs. Martin, Lyons, Blum, Kuntz and Raimonde, respectively.
(3)	The amounts shown reflect the grant date fair value of time-vesting stock options computed in accordance with FASB ASC Topic 718. No performance-vesting stock options were granted in the years presented.
(4)	The amounts shown reflect the payment made under the Executive Annual Incentive Plan.
(5)	The amounts in this column reflect the actuarial increase in the present value at each year end compared to the prior year end of the named executive officer’s benefits under all defined benefit pension plans. For 2015, there was a negative change in the present value of the benefits under the defined benefit plan and no amount is disclosed in the Summary Compensation Table. Mr. Raimonde is not a participant in the defined benefit pension plan. No named executive officer received preferential or above-market earnings on deferred compensation.
(6)	The amounts in this column represent all other compensation not properly reported in other columns of the Summary Compensation Table including perquisites (non-cash benefits and perquisites such as the use of employer-owned automobiles, car allowances, membership dues and other personal benefits), the value of cash dividend payments on unvested restricted stock awards subject to time-vesting, accumulated dividends paid on performance-vesting awards that actually vested, employee benefits (employer cost of medical, dental, vision, life and disability insurance), and employer contributions to defined contribution plans (Provident Bank 401(k) Plan, ESOP and the Non-Qualified Supplemental Defined Contribution Plan). Amounts are reported separately under the following “All Other Compensation” and “Perquisites” tables.

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All Other Compensation

Name	Year	Perquisites and Other Personal Benefits ($)	Dividends on Stock Awards ($)	Company Contribution on Employee Medical and Insurance Benefits ($)	Company Contributions to Retirement, 401(k) and Non-Qualified Plans ($)	Total ($)

Christopher Martin	2017	12,009	570	16,993	80,742	110,314
	2016	13,274	24,432	15,908	85,160	138,774
	2015	11,196	58,486	14,793	59,746	144,221

Thomas M. Lyons	2017	6,000	16,206	21,802	53,100	97,108
	2016	6,000	10,991	21,002	51,094	89,087
	2015	6,700	20,061	19,770	34,363	80,894

Donald W. Blum	2017	6,727	4,432	20,696	48,458	80,313
	2016	7,058	9,769	19,921	51,249	87,997
	2015	6,248	19,205	19,418	36,129	81,000

John Kuntz	2017	6,000	4,757	1,649	52,181	64,587
	2016	6,750	9,922	1,548	53,124	71,344
	2015	6,000	19,112	1,428	37,183	63,723

Michael A. Raimonde	2017	4,945	3,986	1,446	37,615	47,992
	2016	5,280	8,858	1,387	39,174	54,699
	2015	5,331	17,001	1,288	27,615	51,235

Perquisites

Name	Year	Personal Use of Company Car/Car Allowance ($)(7)	Club Dues ($)	Total Perquisites and Other Personal Benefits ($)(8)

Christopher Martin	2017	5,937	6,072	12,009
	2016	5,134	7,440	13,274
	2015	5,658	4,354	11,196

Thomas M. Lyons	2017	6,000	—	6,000
	2016	6,000	—	6,000
	2015	6,000	—	6,700

Donald W. Blum	2017	6,727	—	6,727
	2016	6,308	—	7,058
	2015	6,248	—	6,248

John Kuntz	2017	6,000	—	6,000
	2016	6,000	—	6,750
	2015	6,000	—	6,000

Michael A. Raimonde	2017	4,445	—	4,945
	2016	5,280	—	5,280
	2015	5,331	—	5,331

(7)	For Messrs. Martin, Blum and Raimonde, the amount shown is the value attributable to personal use of a company-provided automobile calculated in accordance with Internal Revenue Service guidelines. For the other named executive officers, the amount shown is a monthly car allowance.
(8)	The amounts shown include the cost of annual medical examinations of $700 for Mr. Martin in 2016; $1,184 and $700 for Messrs. Martin and Lyons, respectively in 2015; a ten-year service award of $500 for Mr. Raimonde in 2017; and a fifteen-year service award of $750 each made to Messrs. Kuntz and Blum in 2016.

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Plan-Based Awards

The following table shows certain information as to grants of plan-based awards during 2017 made to the named executive officers. The awards granted on February 24, 2017 represent the cash incentive payments that could be earned based on performance under the Executive Annual Incentive Plan for 2017. The awards granted on March 7, 2017 are long-term equity incentive awards which are primarily performance-vesting awards. The award granted on May 1, 2017 was a three-year time-vesting award. The Compensation Discussion and Analysis contains information about cash- and equity-based incentive awards made to our named executive officers.

GRANTS OF PLAN-BASED AWARDS TABLE FOR THE YEAR ENDED DECEMBER 31, 2017

		Estimated Possible Payouts			Estimated Possible Payouts			All Other	All Other
		Under Non-Equity Incentive			Under Equity Incentive			Stock	Option		Grant
		Plan Awards(1)			Plan Awards(2)			Awards:	Awards:	Exercise	Date Fair
								Number of	Number of	or Base	Value of
								Shares of	Securities	Price of	Stock and
								Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Sh)	($)(5)
Christopher Martin	2/24/2017	57,600	576,000	864,000
	3/7/2017				9,430	20,497	33,200				540,000
	3/7/2017								42,857	26.31	180,000
Thomas M. Lyons	2/24/2017	23,000	230,000	345,000
	3/7/2017				3,379	7,345	11,897				193,500
	3/7/2017							2,452		26.31	64,500
	5/1/2017							15,000		25.74	386,100
Donald W. Blum	2/24/2017	18,000	180,000	270,000
	3/7/2017				2,829	6,149	9,960				162,000
	3/7/2017							2,052		26.31	54,000
John Kuntz	2/24/2017	20,000	200,000	300,000
	3/7/2017				3,143	6,832	11,066				180,000
	3/7/2017							2,281		26.31	60,000
Michael A. Raimonde	2/24/2017	16,000	160,000	240,000
	3/7/2017				2,515	5,466	8,854				144,000
	3/7/2017							1,824		26.31	48,000

(1)	The amounts shown assume achievement of 100% of individual goals and objectives. The range of estimated possible payouts reflects the full potential of the annual incentive payment if only one performance goal is achieved at Threshold level and if all performance goals are achieved at Maximum level.
(2)	Represents the number of restricted stock awards that may vest if performance goals are achieved over the three-year period 2017-2019 at the stated levels. The Threshold and Maximum levels include the impact of a Total Shareholder Return Modifier applied to the return on tangible equity component of the performance goals.
(3)	Represents the number of three-year time-vesting restricted stock awards granted.
(4)	Represents the number of three-year time-vesting stock options granted.
(5)	Represents the grant date fair value of the awards determined in accordance with FASB ASC Topic 718. Note 11 to our audited financial statements for the year ended December 31, 2017 contained in our Annual Report on Form 10-K includes the assumptions used to calculate these amounts.

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Outstanding Equity Awards at Year-End

The following table shows certain information about outstanding equity awards as of December 31, 2017 for our named executive officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2017

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
			Equity					Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:					Number of	Payout Value
	Number of	Number of	Number of					Unearned	of Unearned
	Securities	Securities	Securities			Number of	Market Value	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Shares or	of Shares or	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Units of Stock	Units of Stock	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	That Have Not	That Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	|($)	Date(1)	(#)(2)	($)(3)	(#)(4)	($)(3)
Christopher Martin	50,000	—		14.50	2/24/2021	—	—	73,527	1,983,023
	25,000	—		14.88	2/3/2022
	28,000	7,000		15.23	2/19/2023
	21,000	14,000		16.38	2/19/2024
	43,981	21,991		18.34	2/19/2025
	25,442	50,885		18.70	2/24/2026
	14,623	—		14.50	2/24/2021
	22,542	—		14.88	2/3/2022
	25,126	—		15.23	2/19/2023
	—	42,857		26.31	3/7/2027
	45,762	—		16.38	2/19/2024
Thomas M. Lyons	924	—		12.54	1/29/2018	20,568	554,719	25,379	684,472
	1,636	—		10.40	2/3/2019
Donald W. Blum	8,090	—		10.40	2/3/2019	4,810	129,726	22,117	596,495
	2,417	—		10.40	2/3/2019
John Kuntz	2,256	—		12.54	1/29/2018	5,187	139,893	23,622	637,085
	4,668	—		10.40	2/3/2019
Michael A. Raimonde	—	—		—	—	4,319	116,483	19,908	536,919

(1)	Stock options generally expire 10 years after the grant date.
(2)	Amounts shown represent the number of time-vesting stock awards that were not vested at December 31, 2017.
(3)	Amounts shown are based on the fair market value of Provident common stock on December 29, 2017 (the last trading day of 2017) of $26.97.
(4)	Amounts shown represent the number of stock awards that may vest if performance goals are achieved over the three-year periods 2015-2017, 2016-2018 and 2017-2019 at Target level.

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Option Exercises and Stock Vested

The following table shows certain information about restricted stock awards that vested and stock options that were exercised in 2017.

	Stock Awards		Stock Options
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)	Number of Shares Exercised (#)	Value Realized on Exercise ($)(2)

Christopher Martin	3,000	79,590	97,771	1,569,025

Thomas M. Lyons	2,073	55,257	—	—

Donald W. Blum	1,836	48,940	6,100	97,164

John Kuntz	1,931	51,473	22,223	346,504

Michael A. Raimonde	1,660	44,248	20,120	207,197

(1)	The value realized on vesting represents the market value on the day the stock vested.
(2)	The value realized on a stock option exercise is the difference between the fair market value on the exercise date and the stock option grant price.

Pension Benefits

We maintain a noncontributory defined benefit pension plan, which covers full-time employees hired prior to April 1, 2003, the date on which the pension plan was frozen. All participants in the pension plan are 100% vested.

Pension plan participants generally become entitled to retirement benefits upon their later attainment of age 65 or the fifth anniversary of participation in the plan, which is referred to as the normal retirement date. The normal retirement benefit is equal to 1.35% of the participant’s average final compensation up to the average social security level, plus 2% of the participant’s average final compensation in excess of the average social security level multiplied by the participant’s years of credited service to a maximum of 30 years.

Vested retirement benefits generally are paid beginning on the participant’s normal retirement date. Participants with accrued benefits in the pension plan prior to April 1, 2003 continued to vest in their pre-April 1, 2003 accrued benefit.

A participant may elect to retire prior to age 65 and receive early retirement benefits if retirement occurs after completion of at least five consecutive years of vested service and attainment of age 55. If an early retirement election is made by a participant, retirement benefits will begin on the first day of any month during the ten-year period preceding the participant’s normal retirement date, as directed by the retiring participant. If a participant elects to retire prior to attaining age 65 and after completing five years of credited service, his or her accrued pension benefit will be a reduced benefit calculated pursuant to the terms of the pension plan. However, if a participant elects to retire early after both attaining age 60 and completing 25 years of credited service, his or her accrued pension benefit will be unreduced. If the termination of service occurs after the normal retirement date, the participant’s benefits will begin on the participant’s postponed retirement date.

The following table shows the present value of accumulated benefits payable to each of our named executive officers, including the number of years of service credited to each named executive officer, under each of the pension plans determined using interest rate and mortality rate assumptions consistent with those used in Provident’s financial statements.

PENSION BENEFITS AT AND FOR THE YEAR ENDED DECEMBER 31, 2017

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year

Christopher Martin	The First Sentinel Pension Plan	33	578,106	—

Thomas M. Lyons	The First Sentinel Pension Plan	18	65,142	—

Donald W. Blum	Provident Bank Pension Plan	16	47,671	—

John Kuntz	Provident Bank Pension Plan	16	50,988	—

Michael A. Raimonde	None applicable	—	—	—

(1)	The amounts shown are determined based on the measurement date of December 31, 2017. For the discount rate and other assumptions used, please refer to note 11 in the audited financial statements included in our Annual Report on Form 10-K.

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Non-Qualified Deferred Compensation

The following table shows certain information about the participation by each named executive officer in our non-qualified defined contribution plans at and for the year ended December 31, 2017.

NON-QUALIFIED DEFERRED COMPENSATION AT AND FOR THE YEAR ENDED DECEMBER 31, 2017

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)

Christopher Martin	—	44,383	26,129	—	940,239

Thomas M. Lyons	—	18,007	1,910	—	77,560

Donald W. Blum	—	9,309	1,523	—	56,836

John Kuntz	—	13,238	1,580	—	62,524

Michael A. Raimonde	—	5,256	595	—	23,853

(1)	The amounts shown represent the estimated Non-Qualified Supplemental Defined Contribution Plan contribution for 2017. The portion of the contribution attributable to the ESOP is based on the fair market value of Provident common stock on December 29, 2017 (the last trading day of 2017) of $26.97 per share. These contributions are included in the Summary Compensation Table in the column “All Other Compensation”.
(2)	The amounts shown include interest and dividends credited under the Non-Qualified Supplemental Defined Contribution Plan, and for Mr. Martin the amount shown includes interest and dividends on his balance in the First Savings Bank Directors’ Deferred Fee Plan. The amounts shown include a decrease in the value of the phantom shares attributable to the ESOP portion of the supplemental benefit as the fair market value of Provident common stock at December 29, 2017 (the last trading day of 2017) was $26.97 compared to $28.30 at December 31, 2016. The interest and dividends are not included in the Summary Compensation Table because they were not “above market.”
(3)	For Mr. Martin the amount shown includes a balance of $614,059 in the First Savings Bank Directors’ Deferred Fee Plan. The amounts shown include contributions that were previously included in the Summary Compensation Table in the column “All Other Compensation” of $44,383, $18,007, $9,309, $13,238 and $5,256 for Messrs. Martin, Lyons, Blum, Kuntz and Raimonde, respectively for 2017; $46,156, $13,655, $8,797, $10,925, and $5,115 for Messrs. Martin, Lyons, Blum, Kuntz and Raimonde, respectively for 2016; and $31,610, $7,335, $5,550, $6,783 and $2,981 for Messrs. Martin, Lyons, Blum, Kuntz, and Raimonde, respectively for 2015.

We maintain a Non-Qualified Supplemental Defined Contribution Plan (the “Supplemental Plan”), which is a non-qualified plan that provides additional benefits to certain executives whose benefits under the 401(k) Plan and ESOP are reduced by tax law limitations applicable to tax-qualified plans. The Supplemental Plan requires a contribution for each participant who also participates in the 401(k) Plan and ESOP equal to the amount that would have been contributed under the terms of the 401(k) Plan and ESOP but for the tax law limitations, less the amount actually contributed under the 401(k) Plan and ESOP. The Supplemental Plan provides for a phantom stock allocation for qualified contributions that may not be accrued in the qualified ESOP and for matching contributions that may not be accrued in the qualified 401(k) Plan due to tax law limitations. Vesting of these supplemental benefits is subject to the same terms and conditions as the benefits provided under the 401(k) Plan and ESOP. The 401(k) portion of the benefit under the Supplemental Plan is credited with interest at an annual rate equal to the bond equivalent yield on United States Treasury Securities adjusted to a constant maturity of ten years. The ESOP portion of the benefit under the Supplemental Plan is credited with dividends payable on Provident common stock.

Benefits payable under the Supplemental Plan are payable to the participant in a lump sum during the calendar year immediately following the calendar year of the earliest to occur of: (i) separation from service; (ii) disability; or (iii) death of the participant. The 401(k) portion of the benefit under the Supplemental Plan is paid in cash and the ESOP portion of the benefit is paid in Provident common stock unless the committee administering the Supplemental Plan determines in its sole discretion to pay the equivalent benefit in the form of cash.

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Potential Payments Upon Termination or Change in Control

Provident has entered into an employment agreement and a three-year change in control agreement with Mr. Martin, and three-year change in control agreements with Messrs. Lyons, Blum, Kuntz, and Raimonde.

The following tables reflect the amount of compensation and benefits payable to each of the named executive officers at December 31, 2017 pursuant to such individual’s employment agreement or change in control agreement, as applicable, in the event of termination of such executive’s employment under the circumstances noted in the tables. No payments are required due to a voluntary termination under the employment agreement and the change in control agreements.

The amount of compensation and benefits payable to each named executive officer upon an involuntary termination without cause or a termination by the executive for Good Reason, in each case following a change in control and in the event of disability (with respect to Mr. Martin’s employment agreement) is shown in the following tables. The amounts shown assume that such termination was effective as of December 31, 2017, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executive upon his termination. The amounts shown relating to unvested options and stock awards are based on the fair market value of our common stock on December 29, 2017 (the last trading day of 2017) of $26.97 per share. The actual amounts that may be paid out to each executive can only be determined at the time of such executive’s separation from Provident. The amounts shown in the following tables do not take into account any reductions that may be required in order to comply with Internal Revenue Code Section 280G best net benefit provisions in each of the named executive officers’ agreements. There is no such best net benefit provision in Mr. Martin’s agreement.

poTEnTiAL pAYMEnTS upon TERMinATion oR CHAnGE in ConTRoL AS oF DECEMBER 31, 2017

Christopher Martin	Employment Agreement	Employment Agreement	Change in Control Agreement
			After Change in Control
Benefits	Termination w/o Cause or for Good Reason ($)(1)	Disability ($)(2)	Termination w/o Cause or for Good Reason ($)

Salary	720,000	540,000	2,160,000

Incentive/bonus	794,074	—	2,382,222

Total Cash Payments	1,514,074	540,000	4,542,222

Medical	17,065	17,065	51,196

Dental	696	696	2,087

Life Insurance	1,376	1,376	4,127

Long-Term Disability	796	796	2,389

Vision	133	133	398

Total Benefits	20,066	20,066	60,197

Total Cash & Benefits	1,534,140	560,066	4,602,419

Value Unvested Options	—	866,819	866,819

Value Unvested Awards	—	1,983,023	1,983,023

TOTAL	1,534,140	3,409,908	7,452,261

(1)	Salary benefit is based on 12 months pursuant to the Employment Agreement.

(2)	Represents 75% of base salary over a 12-month period along with 12 months of benefit payments. Payments will commence on the effective date of the executive’s termination and will end on the earlier of: (i) the date the executive returns to full-time employment; (ii) full-time employment with another employer; (iii) attaining the age of 65; or (iv) the executive’s death.

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Thomas M. Lyons	After Change in
Control
Termination
w/o Cause or
Benefit	for Good Reason ($)

Salary	1,380,000

Incentive/Bonus	951,234

Total Cash Payments	2,331,234

Medical	74,056

Dental	1,914

Life Insurance	2,639

Long-Term Disability	2,389

Vision	615

Total Benefits	81,613

Total Cash & Benefits	2,412,847

Value Unvested Options	—

Value Unvested Awards	1,239,191

TOTAL	3,652,038

Donald W. Blum	After Change in
Control
Termination
w/o Cause or
Benefit	for Good Reason ($)

Salary	1,080,000

Incentive/Bonus	744,445

Total Cash Payments	1,824,445

Medical	83,634

Dental	4,590

Life Insurance	2,066

Long-Term Disability	2,389

Vision	615

Total Benefits	93,294

Total Cash & Benefits	1,917,739

Value Unvested Options	—

Value Unvested Awards	726,221

TOTAL	2,643,960

John Kuntz	After Change in
Control
Termination
w/o Cause or
Benefit	for Good Reason ($)

Salary	1,200,000

Incentive/Bonus	827,160

Total Cash Payments	2,027,160

Medical	57,818

Dental	4,173

Life Insurance	2,296

Long-Term Disability	2,389

Vision	615

Total Benefits	67,291

Total Cash & Benefits	2,094,451

Value Unvested Options	—

Value Unvested Awards	776,979

TOTAL	2,871,430

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Michael A. Raimonde	After Change in
Control
Termination
w/o Cause or
Benefit	for Good Reason ($)

Salary	960,000

Incentive/Bonus	661,728

Total Cash Payments	1,621,728

Medical	57,818

Dental	4,173

Life Insurance	1,831

Long-Term Disability	2,389

Vision	398

Total Benefits	66,609

Total Cash & Benefits	1,688,337

Value Unvested Options	—

Value Unvested Awards	653,402

TOTAL	2,341,739

Pay Ratio Disclosure

The following is a reasonable estimate calculation, prepared in accordance with SEC rules, of the ratio of the total annual compensation paid to Mr. Martin, our President and Chief Executive Officer, to the median of the total annual compensation of all of our employees, except Mr. Martin for 2017.

Our median employee for this calculation was determined using total annual compensation data for all of our active employees, excluding Mr. Martin as of December 31, 2017. We included all employees, whether employed on a full-time, part-time or seasonal basis, and we did not annualize or prorate the data used in the calculation. Total annual compensation used to arrive at the median employee was consistent with that used to calculate total annual compensation for the named executive officers as required by the SEC, excluding the change in pension value and nonqualified deferred compensation earnings and the value of other benefits available on a non-discriminatory basis to all of our employees, such as company contributions to health, life and disability insurance.

After identifying the median employee as described above, we determined that the median employee had a total annual compensation of $64,256 for 2017, which was determined using the same methodology as required by the SEC for named executive officers as set forth in the summary compensation table. The total annual compensation for Mr. Martin for the same period shown in the summary compensation table presented earlier was $2,418,474. The ratio of Mr. Martin’s total annual compensation to the median total annual compensation of all other employees for 2017 was 38:1.

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Director Compensation

Elements of Director Compensation

Director Fees

As discussed under this caption, director compensation is paid to our non-management directors only. Mr. Martin receives no director compensation for his service on the board of directors.

Our board of directors establishes director compensation based on the recommendation of the Compensation Committee. Periodically, the Compensation Committee will engage the services of a third party and will consult external surveys to assist it in a review of director compensation.

We pay annual director fees based on a fiscal year covering the period starting May 1 and ending on April 30. We do not pay “per meeting” fees. The current director fee schedule is as follows:

Board Member Annual Retainer	$50,000

Lead Director Annual Retainer (paid in quarterly installments)	$20,000

Committee Annual Retainers (paid in quarterly installments)

$27,500 for Audit and Compensation Committee Chairs

$15,000 for each member of the Audit and Compensation Committees

$20,000 for Governance/Nominating and Risk Committee Chairs

$10,000 for each member of the Governance/Nominating and Risk Committees

Annual Equity Grant	Shares equivalent to $90,000 based on the grant date price with immediate vesting

Director Benefits

An annual medical examination is made available to each director under an arrangement with a designated service provider.

Retirement Plan for the Board of Directors of Provident Bank

The Retirement Plan for the Board of Directors of Provident Bank was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006. For directors having ten or more years of service as of December 31, 2006 (includes two current directors), the plan provides cash payments for up to ten years based on age and length of service requirements. The maximum payment under this plan to a board member who terminates service on or after the normal retirement age as defined in the plan with at least ten years of service on the board is 40 quarterly payments of $1,250. We may suspend payments under this plan if Provident Bank fails to meet Federal Deposit Insurance Corporation or New Jersey Department of Banking and Insurance minimum capital requirements. The plan further provides that, in the event of a change in control (as defined in the plan), the undistributed balance of a director’s accrued benefit will be distributed to him within 60 days of such change in control.

Voluntary Fee Deferral Plans

Our directors may elect to defer the receipt of all or a portion of the cash compensation paid to them for service on the board of directors. Elections to defer fees and the scheduled distribution of amounts deferred and earnings on those amounts shall comply with the requirements of Section 409A of the Internal Revenue Code. Deferred fees are credited to a memorandum account established for the benefit of each participant, and credited amounts currently earn interest at the prevailing prime rate.

In connection with its acquisition of First Sentinel Bancorp, Inc., Provident assumed the First Savings Bank Directors’ Deferred Fee Plan, which was frozen prior to the completion of the acquisition. This plan will be paid out in accordance with the provisions of its governing documents.

The following table sets forth for the year ended December 31, 2017 certain information as to total remuneration paid to directors who served on the board of directors in 2017 other than Mr. Martin, who is not paid director fees. Compensation paid to Mr. Martin is included in this Proxy Statement under the heading “Executive Compensation--Summary Compensation Table.”

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Director Compensation Table

				Change in
				Pension
				Value and
	Fees			Nonqualified
	Earned			Deferred
	or Paid in	Stock	Option	Compensation	All Other
	Cash	Awards	Awards	Earnings	Compensation	Totals
Name	($)	($)(1)	($)(2)	($)(3)	($)	($)

Robert Adamo	72,500	90,000	—	1,918	—	164,418

Thomas W. Berry	70,000	90,000	—	—	—	160,000

Laura L. Brooks	85,000	90,000	—	—	—	175,000

Frank L. Fekete	87,500	90,000	—	2,545	—	180,045

Terence Gallagher	87,500	90,000	—	—	—	177,500

Matthew K. Harding	78,750	90,000	—	—	—	168,750

Carlos Hernandez	90,000	90,000	—	2,950	—	182,950

Edward O’Donnell(4)	60,000	90,000	—	10,348	—	160,348

John Pugliese	80,000	90,000	—	—	—	170,000

(1)	The amounts shown reflect the aggregate grant date fair value of the restricted stock award made to each non-management director based on the closing price of the stock on the grant date and computed in accordance with FASB ASC Topic 718. These stock awards were made on May 3, 2017 and vested immediately.

(2)	There were no stock option grants to our non-management directors outstanding at December 31, 2017.

(3)	The amounts shown represent the aggregate increase in the present value of a director’s accumulated benefit under the Retirement Plan for the Board of Directors of Provident Bank, which was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006. Messrs. Fekete and Hernandez have benefits under this plan. The amounts shown also include interest earned on deferred director fees for Messrs. Adamo and O’Donnell.

(4)	Mr. O’Donnell’s term of office will expire at the Annual Meeting.

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Proposal 2	Advisory Vote to Approve Executive Compensation

The Compensation Discussion and Analysis appearing earlier in this Proxy Statement describes our executive compensation program and the compensation decisions made by our Compensation Committee with respect to the Chief Executive Officer and other officers named in the Summary Compensation Table (who are referred to as the “named executive officers”). At the 2017 Annual Meeting of Stockholders, our board of directors recommended, and the stockholders approved, a non-binding vote in favor of holding an annual advisory vote on executive compensation. As a result, we determined to hold an annual advisory vote on executive compensation until the next required stockholder vote relating to the frequency of stockholder voting on executive compensation. Pursuant to Section 14A of the Securities Exchange Act of 1934, the board of directors is requesting stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Provident Financial Services, Inc. (“Provident”) approve the compensation paid to Provident’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative accompanying the tables.”

Our executive compensation program is based on a pay for performance philosophy that is designed to support our business strategy and align the interests of our executives with our stockholders. Our board of directors believes that the link between compensation and the achievement of its long- and short-term business goals has helped our company’s financial performance over time, while not encouraging excessive risk-taking by management.

For these reasons, the board of directors is recommending that stockholders vote “FOR” this proposal. While this advisory vote is non-binding, the Compensation Committee and the board of directors value the views of our stockholders and will consider the outcome of this vote in future executive compensation decisions.

The Board of Directors Recommends a Vote “For” Approval of the Compensation Paid to Provident’s Named Executive Officers.

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Proposal 3	Ratification of the Appointment of our Independent Registered Public Accounting Firm

Our independent registered public accounting firm for the year ended December 31, 2017 was KPMG LLP. The Audit Committee has re-appointed KPMG LLP to continue as our independent registered public accounting firm for the year ending December 31, 2018, subject to the ratification by our stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting, and they will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP is not required by our Bylaws or otherwise. However, our board of directors is submitting the appointment of our independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, our Audit Committee will reconsider whether it should select another independent registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of Provident and its stockholders.

Audit Fees. The aggregate fees billed to Provident for professional services rendered by KPMG LLP for the audit of the annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings and engagements were $934,000 and $906,000 during the fiscal years ended December 31, 2017 and 2016, respectively.

Audit-Related Fees. The aggregate fees billed to Provident for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit and review of the financial statements and that are not already reported in “Audit Fees” above, were $123,900 and $119,500 during the fiscal years ended December 31, 2017 and 2016, respectively. These services included audits of our employee benefit plans.

Tax Fees. No fees were billed to Provident for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2017 and 2016, as the Audit Committee currently has a policy that the independent registered public accounting firm shall not perform the preparation and filing of our corporate tax returns, tax compliance and other tax-related services.

All Other Fees. No fees were billed to Provident for other permissible services rendered by KPMG LLP during each of the fiscal years ended December 31, 2017 and 2016.

Pre-Approval Policy. Our Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee up to a maximum amount of $25,000 between meetings of the Audit Committee, provided the Chair reports any such approvals to the full Audit Committee at its next meeting. The full Audit Committee pre-approves all other services to be performed by the independent registered public accounting firm and the related fees.

The Board of Directors Recommends a Vote “For” the Ratification of KPMG LLP as our Independent Registered Public Accounting Firm.

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Submission of Stockholder Proposals

To be eligible for inclusion in our proxy materials for next year’s Annual Meeting of stockholders, any stockholder proposal under SEC Rule 14a-8 to take action at such meeting must be received at our executive office at 239 Washington Street, Jersey City, New Jersey 07302, no later than November 16, 2018. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

Advance Notice of Business to be Conducted at an Annual Meeting

Our Bylaws provide an advance notice procedure for certain business or nominations to our board of directors to be brought before an Annual Meeting of stockholders. For a stockholder to properly bring business before an Annual Meeting, the stockholder must give written notice to our Corporate Secretary not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s Annual Meeting, or by no later than November 16, 2018 for next year’s Annual Meeting of stockholders; provided, however, that if the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after t he anniversary of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such Annual Meeting is first made. The notice must include the stockholder’s name, record address, and number of shares owned; describe briefly the proposed business; the reasons for bringing the proposed business before the Annual Meeting; and any material interest of the stockholder in the proposed business. Nothing in this paragraph shall be deemed to require Provident to include in its proxy materials under SEC Rule 14a-8 any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Other Matters

As of the date of this Proxy Statement, our board of directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this document. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy in accordance with their best judgment as to any matters that fall within the purposes set forth in the notice of Annual Meeting.

AN ADDITIONAL COPY OF OUR ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2017, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 239 WASHINGTON STREET, JERSEY CITY, NEW JERSEY 07302. THE FORM 10-K IS ALSO AVAILABLE FREE OF CHARGE ON THE “INVESTOR RELATIONS” PAGE OF PROVIDENT BANK’S WEBSITE AT www.provident.bank.

THE CHARTERS OF OUR AUDIT, COMPENSATION, GOVERNANCE/ NOMINATING AND RISK COMMITTEES OF THE BOARD OF DIRECTORS, OUR CORPORATE GOVERNANCE PRINCIPLES, CODE OF BUSINESS CONDUCT AND ETHICS AND INDEPENDENCE STANDARDS ARE AVAILABLE ON THE “GOVERNANCE DOCUMENTS” SECTION OF THE “INVESTOR RELATIONS” PAGE OF PROVIDENT BANK’S WEBSITE AT www.provident.bank. COPIES OF EACH WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 239 WASHINGTON STREET, JERSEY CITY, NEW JERSEY 07302.

PROVIDENT FINANCIAL SERVICES, INC. - 2018 Proxy Statement     39

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239 Washington Street Jersey City, New Jersey 07302

P.O. BOX 1001 ISELIN, NJ 08830

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 4/22/2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 4/22/2018 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E39457-P02328	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

PROVIDENT FINANCIAL SERVICES, INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		All	All	Except

1.	The election as directors of all nominees listed below (except as marked to the contrary on the right), each for a three-year term:	☐	☐	☐

Nominees:

01) Christopher Martin
02) John Pugliese

The Board of Directors recommends you vote FOR proposal 2:							For	Against	Abstain

2.	The approval (non-binding) of executive compensation.						☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3:

3.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

E39458-P02328
REVOCABLE PROXY PROVIDENT FINANCIAL SERVICES, INC. ANNUAL MEETING OF STOCKHOLDERS APRIL 26, 2018 THE BOARD OF DIRECTORS OF PROVIDENT FINANCIAL SERVICES, INC.
SOLICITS THIS PROXY.

The undersigned hereby appoints Robert Adamo, Thomas W. Berry, Laura L. Brooks, Frank L. Fekete, Terence Gallagher, Matthew K. Harding and Carlos Hernandez or any of them, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote as designated herein all shares of common stock of Provident Financial Services, Inc. (the “Company”) that the undersigned is entitled to vote, only at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Renaissance Woodbridge Hotel, 515 U.S. Highway 1 South, Iselin, New Jersey, on Thursday, April 26, 2018 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THIS PROXY; AND FOR PROPOSALS 2 AND 3. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE PERSONS APPOINTED AS PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Should the signer be present and elect to vote at the Annual Meeting or at any adjournment thereof, and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth in the Notice of the 2018 Annual Meeting of Stockholders and Proxy Statement, voting by Internet or telephone, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side